Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) is the type that the registrant treats as private or confidential. OMISSIONS ARE DESIGNATED [***].

CREDIT AGREEMENT

dated as of September 4, 2026

by and among

INTELLIA THERAPEUTICS, INC.,

as the Borrower,

ORBIMED ROYALTY & CREDIT OPPORTUNITIES IV, LP

and

ORBIMED ROYALTY & CREDIT OPPORTUNITIES V, LP,

as Initial Lenders,

and

ORBIMED ROYALTY & CREDIT OPPORTUNITIES V, LP,

as the Administrative Agent

- i -

- ii -

- iii -

SCHEDULES:

Schedule 2.1 Commitments and Applicable Percentages

Schedule 5.4 Indebtedness to be Paid

Schedule 6.7(a) Litigation

Schedule 6.8 Existing Subsidiaries

Schedule 6.15(a) Intellectual Property

Schedule 6.15(d) Jointly Owned Intellectual Property

Schedule 6.15(g) Intellectual Property Challenges

Schedule 6.15(j) Amendments to Licensed Intellectual Property

Schedule 6.16 Material Agreements

Schedule 6.18 Regulatory Matters

Schedule 6.19 Transactions with Affiliates

Schedule 6.22 Deposit and Disbursement Accounts

Schedule 8.2(b) Existing Indebtedness

Schedule 8.2(m) Existing Earnout Obligations

Schedule 8.3(b) Existing Liens

Schedule 8.5(a) Investments

Schedule 10.2 Notice Information

EXHIBITS:

Exhibit A - Form of Promissory Note
Exhibit B - Form of Loan Request
Exhibit C - Form of Compliance Certificate

- iv -

Exhibit D - Form of Guarantee
Exhibit E - Form of Security Agreement

Exhibit F - Form of Assignment and Assumption
Exhibit G-1-4 - Form of Tax Certificates

Exhibit H - Form of Dashboard Report

- v -

CREDIT AGREEMENT

THIS CREDIT AGREEMENT dated as of September 4, 2026 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), is by and among INTELLIA THERAPEUTICS, INC., a Delaware corporation (the “Borrower”), ORBIMED ROYALTY & CREDIT OPPORTUNITIES IV, LP, a Delaware limited partnership, and ORBIMED ROYALTY & CREDIT OPPORTUNITIES V, LP, a Delaware limited partnership (the “Initial Lenders”), and each other lender that may from time to time become a party hereto (each, including the Initial Lenders, together with their Affiliates, successors, transferees and assignees, the “Lenders”), and ORBIMED ROYALTY & CREDIT OPPORTUNITIES V, LP, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). The Borrower, the Lenders and the Administrative Agent are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders provide a senior term loan facility to the Borrower in an aggregate principal amount of $300,000,000 (with $75,000,000 available on the Closing Date, $75,000,000 available on or prior to the First Delayed Draw Closing Date, $40,000,000 available on or prior to the Second Delayed Draw Closing Date, $40,000,000 available on or prior to the Third Delayed Draw Closing Date, $30,000,000 available on or prior to the Fourth Delayed Draw Closing Date and $40,000,000 available on or prior to the Fifth Delayed Draw Closing Date, in each case subject to the terms and conditions set forth herein); and

WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to extend the Commitment and make the Loans to the Borrower;

NOW, THEREFORE, the Parties hereto agree as follows.

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Affiliate” of any Person means any other Person which, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. “Control” (and its correlatives) by any Person means (a) the power of such Person, directly or indirectly, (i) to vote 10% or more of the Voting Securities (determined on a fully diluted basis) of another Person, or (ii) to direct or cause the direction of the management and policies of such other Person (whether by contract or otherwise), or (b) ownership by such Person of 10% or more of the Capital Securities of another Person.

“Agreement” is defined in the preamble.

“Applicable Margin” means 6.15%.

“Applicable Percentage” means, with respect to any Lender at any time, with respect to such Lender’s portion of the outstanding Loans and/or Delayed Draw Commitments, as applicable, at any time, the percentage of the outstanding principal amount of the Loans and/or Delayed Draw Commitments, as applicable, held by such Lender at such time. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.10(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F hereto.

“Authorized Officer” means, relative to the Borrower or any of the Subsidiaries, those of its officers, general partners or managing members (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.2, or in a duly executed updated incumbency certificate delivered to Administrative Agent.

“Benefit Plan” means any employee benefit plan, as defined in section 3(3) of ERISA, that either: (i) is a “multiemployer plan,” as defined in section 3(37) of ERISA, (ii) is subject to section 412 of the Code, section 302 of ERISA or Title IV of ERISA, (iii) has assets that are invested in Capital Securities of the Borrower or any Subsidiaries or any of their respective ERISA Affiliates, (iv) provides welfare benefits to terminated employees, other than (A) to the extent required by section 4980B(f) of the Code and the corresponding provisions of ERISA or similar local law or (B) for a limited period of time, not to exceed the maximum period under section 4980B(f) of the Code or corresponding provisions or ERISA or similar local law, following a termination of employment pursuant to the terms of an employment, severance or similar agreement; (v) provides medical insurance, life insurance or long-term disability benefits and is not either fully insured by a third-party insurance company or covered by a stop loss insurance policy with a third-party insurance company that provides commercially reasonable limits on the Borrower’s liability (but excluding, for purposes of this clause (v), any flexible spending arrangements), or (vi) provides defined benefit pension benefits to employees whose primary place of employment is outside the United States (in each case, other than a plan sponsored by a governmental entity to which the employer’s only obligation is to make legally required contributions).

“Bloomberg” means Bloomberg L.P. or any successor entity.

“Bona Fide Lending Affiliate” means any bona fide debt fund, investment vehicle, regulated banking entity, non-regulated lending entity or other similar entity (in each case, other than a Person that is explicitly excluded pursuant to clause (a) of the definition of “Disqualified Institution”) that is primarily engaged in commercial loans and similar extensions of credit in the ordinary course of business.

“Borrower” is defined in the preamble.

“Business Associate” has the same meaning as the term “business associate” in 45 C.F.R. § 160.103.

“Business Day” means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

“Capital Securities” means, with respect to any Person, all shares of, interests or participations in, or other equivalents in respect of (in each case however designated, whether voting or non-voting), of such Person’s capital stock, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such capital stock, in each case, whether now outstanding or issued on or after the Closing Date.

“Capitalized Lease Liabilities” means, with respect to any Person, all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as finance leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

“Cash Equivalent Investment” means, at any time:

(a) any direct obligation of (or unconditionally guaranteed by) the United States (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States) maturing not more than one (1) year after such time;

(b) commercial paper maturing not more than one (1) year from the date of issue, which is issued by a corporation (other than an Affiliate of the Borrower or any of its Subsidiaries) organized under the laws of any state of the United States or of the District of Columbia and rated A‑1 or higher by S&P or P‑1 or higher by Moody’s;

(c) any certificate of deposit, demand or time deposit or bankers’ acceptance, maturing not more than one hundred eighty (180) days after its date of issuance, which is issued by or placed with any bank or trust company organized under the laws of the United States (or any state thereof) and which has (i) a credit rating of A2 or higher from Moody’s or A or higher from S&P and (ii) a combined capital and surplus greater than $500,000,000; or

(d) investments in money market mutual funds at least 95% of the assets of which are comprised of securities of the types described in clauses (a) through (c) of this definition.

“Casualty Event” means the damage, destruction or condemnation, as the case may be, of property of the Borrower or any of its Subsidiaries.

“Change in Control” means and shall be deemed to have occurred if (a) any “person” or “group” (within the meaning of Rule 13d‑5 of the Exchange Act) shall own, directly or indirectly,

beneficially or of record, determined on a fully diluted basis, more than 35% of the Voting Securities of the Borrower; (b) a majority of the seats (other than vacant seats) on the board of directors (or equivalent) of the Borrower shall at any time be occupied by persons who were neither (x) nominated by the board of directors of the Borrower nor (y) appointed or approved by directors so nominated; or (c) except as a result of a transaction permitted by Section 8.7, the Borrower shall cease to own, directly or indirectly through other wholly owned Subsidiaries, beneficially and of record, 100% of the issued and outstanding Capital Securities of the Subsidiaries.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the date of this Agreement.

“Closing Date Certificate” means a closing date certificate executed and delivered by an Authorized Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

“CMS” means the U.S. Centers for Medicare and Medicaid Services.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning set forth in the Security Agreement.

“Commitment” means, as to each Lender, such Lender’s obligation (if any) to make Loans hereunder.

“Commitment Amount” means the Initial Commitment Amount plus the Delayed Draw Commitment Amount. The aggregate principal amount of the Commitment Amount of all of the Lenders as in effect on the Closing Date is $300,000,000.

“Company Competitor” means any Person that is an operating company that competes with the business operations of the Borrower and its Subsidiaries.

“Compliance Certificate” means a certificate duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

“Confidential Business Information” means any and all non-public information or material (whether written or oral, or in electronic or other form) that constitutes (a) trade secrets,

confidential business information, know-how, inventions (whether patentable or unpatentable and whether or not reduced to practice), manufacturing processes and techniques, (b) financial, marketing and business data, pricing and cost information, business, finance and marketing plans, customer and prospective customer lists and information, and supplier and prospective supplier lists and information, and (c) research and development information, data and other information included in or supporting Regulatory Authorizations.

“Confidential Information” means any and all non-public information or material (whether written or oral, or in electronic or other form) that, at any time before, on or after the Closing Date, has been or is provided or communicated to the Receiving Party by or on behalf of the Disclosing Party pursuant to this Agreement or in connection with the transactions contemplated hereby, and shall include the existence and terms of this Agreement.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding amount of the debt, obligation or other liability guaranteed thereby, unless pursuant to the terms of the instrument embodying such Contingent Liability, the amount of such Contingent Liability shall be limited under such instrument, in which case the amount of such Contingent Liability shall be equal to the maximum amount as permitted by such instrument.

“Control” is defined within the definition of “Affiliate”.

“Controlled Account” is defined in Section 7.13.

“Copyright Security Agreement” means any Copyright Security Agreement executed and delivered to the Administrative Agent by the Borrower or any of the Guarantors in substantially the form of Exhibit C to the Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Copyrights” means all registered and unregistered copyrights, whether statutory or common law, and all (a) registrations, renewals, revisions, extensions and applications thereof, (b) works of authorship, including all rights of authorship, use, publication, reproduction, distribution, performance, preparation of derivative works, transformation, moral and economic rights, and (c) foreign copyrights and any other rights corresponding thereto throughout the world.

“Covered Entity” has the same meaning as the term “covered entity” in 45 C.F.R. § 160.103.

“Dashboard Report” means a report duly completed by the Borrower substantially in the form of Exhibit H hereto.

“Data Processors” means any Third Party service providers, software developers, outsourcers, or others to which the Borrower or any of the Subsidiaries engage and allow access to Personal Data or IT Assets (including, for clarity, all information and transactions stored or contained therein or transmitted thereby).

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 4.7(b), any Lender that (a) has refused or failed to (i) fund all or any portion of its Loans, which refusal or failure is not cured within one (1) Business Day of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or waived, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due; (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (c) has failed to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its funding obligations under this Agreement; or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 4.7(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Delayed Draw Closing Date” means each of the First Delayed Draw Closing Date, the Second Delayed Draw Closing Date, the Third Delayed Draw Closing Date, the Fourth Delayed Draw Closing Date and the Fifth Delayed Draw Closing Date.

“Delayed Draw Commitment” means, as to each Lender, such Lender’s obligation (if any) to make Delayed Draw Loans hereunder.

“Delayed Draw Commitment Amount” means each of the “First Delayed Draw Commitment Amount”, the “Second Delayed Draw Commitment Amount”, the “Third Delayed Draw Commitment Amount”, the “Fourth Delayed Draw Commitment Amount” and the “Fifth Delayed Draw Commitment Amount”.

“Delayed Draw Loan” means each of the “First Delayed Draw Loan”, the “Second Delayed Draw Loan”, the “Third Delayed Draw Loan”, the “Fourth Delayed Draw Loan” and the “Fifth Delayed Draw Loan”.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Disclosing Party” means the Party disclosing Confidential Information.

“Disposition” (or similar words such as “Dispose”) means any sale, transfer, lease, license, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of the Borrower’s or any Subsidiary’s assets (including accounts receivable and Capital Securities of Subsidiaries) to any other Person (other than to the Borrower or any Guarantor) in a single transaction or series of transactions. For the avoidance of doubt, the issuance of any Capital Securities by the Borrower (or by a Subsidiary to the Borrower or another wholly owned Subsidiary of the Borrower) shall not constitute a “Disposition” for the purposes of this Agreement.

“Disqualified Capital Securities” means any Capital Securities that, by their terms (or by the terms of any security or other Capital Securities into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Capital Securities), pursuant to a sinking fund obligation or otherwise (except as a result of a Change in Control or asset sale so long as any rights of the holders thereof upon the occurrence of a Change in Control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitment); (b) are redeemable at the option of the holder thereof (other than solely for Qualified Capital Securities) (except as a result of a Change in Control or asset sale so long as any rights of the holders thereof upon the occurrence of a Change in Control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitment), in whole or in part; (c) provide for the scheduled payment of dividends in cash; or (d) are or become convertible into or exchangeable for Indebtedness or any other Capital Securities that would constitute Disqualified Capital Securities, in each case, prior to the date that is ninety-one (91) days after the latest Maturity Date; provided that, if such Capital Securities are issued pursuant to a plan for the benefit of employees of the Borrower or any of its Subsidiaries, or by any such plan to such employees, such Capital Securities shall not constitute Disqualified Capital Securities solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Institution” means, on any date, (a) any Company Competitor on the list delivered to the Administrative Agent by the Borrower prior to the Closing Date, (b) any Company Competitor that is designated by the Borrower as a Disqualified Institution by prior notice to the Administrative Agent on or after the Closing Date (such designation will become effective five (5) Business Days after such notice and will not apply retroactively to disqualify the transfer of, or agreement to transfer, an interest in the Commitments or Loans, as applicable, that was effective prior to the effective date of such supplement), and (c) any Disqualified Institution’s known Affiliates or Affiliates identified in writing to the Administrative Agent from time to time or otherwise readily identifiable as such by name. Notwithstanding the foregoing, in no event will a Bona Fide Lending Affiliate be a Disqualified Institution, unless such Bona Fide Lending Affiliate is explicitly identified under clause (a) of the definition of “Disqualified Institution” above. The Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of Confidential Information, to any Disqualified Institution, except to the extent resulting from the Administrative Agent’s own gross negligence or willful misconduct as determined by a final non-appealable judgment by a court of competent jurisdiction.

“Division/Series Transaction” means, with respect to any Person that is a limited liability company organized under the Laws of the State of Delaware, that any such Person (a) divides into two or more Persons (whether or not the original Person survives such division) or (b) creates, or reorganizes into, one or more series, in each case, as contemplated under the Laws of the State of Delaware.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.10(b)(ii); provided that, no Defaulting Lender or Disqualified Institution shall be an Eligible Assignee unless an Event of Default has occurred and is continuing at the time of such assignment.

“EMA” means the European Medicines Agency or any successor entity.

“Environmental Laws” means all federal, state, local or international laws, statutes, rules, regulations, codes, directives, treaties, requirements, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, natural resources, Hazardous Material or health and safety matters.

“Environmental Liability” means any liability, loss, claim, suit, action, investigation, proceeding, damage, commitment or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of or affecting the Borrower or any Subsidiary directly or indirectly arising from, in connection with or based upon (a) any Environmental Law or Environmental Permit, (b) the generation, use, handling, transportation, storage, treatment, recycling, presence, disposal, Release or threatened Release of, or exposure to, any Hazardous Materials, or (c) any contract, agreement, penalty, order, decree, settlement, injunction or other arrangement (including operation of law) pursuant to which liability is assumed, entered into, inherited or imposed with respect to any of the foregoing.

“Environmental Permit” is defined in Section 6.7.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation that is a member of a controlled group of corporations within the meaning of section 414(b) of the Code of which that Person is a member, (b) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of section 414(c) of the Code of which that Person is a member, or (c) any member of an affiliated service group within the meaning of section 414(m) or 414(o) of the Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member.

“Erroneous Payment” is defined in Section 11.10.

“Event of Default” is defined in Section 9.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” is defined in Section 7.13.

“Exit Fee” has the meaning set forth in the Fee Letter.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such sections of the Code.

“FD&C Act” means the U.S. Federal Food, Drug, and Cosmetic Act (or any successor thereto), as amended from time to time, and the rules and regulations issued or promulgated thereunder.

“FDA” means the U.S. Food and Drug Administration, any comparable state or local Governmental Authority, and comparable Governmental Authority in any non-United States jurisdiction and any successor agency of any of the foregoing.

“Fee Letter” means the Fee Letter, dated as of the Closing Date, among the Borrower, the Lenders and the Administrative Agent.

“Fifth Delayed Draw Closing Date” means the date of the making of the Fifth Delayed Draw Loan hereunder, which in no event shall be later than [***].

“Fifth Delayed Draw Commitment Amount” means $40,000,000.

“Fifth Delayed Draw Commitment Termination Date” means the earliest to occur of [***].

“Fifth Delayed Draw Loan” is defined in Section 2.1.

“First Delayed Draw Closing Date” means the date of the making of the First Delayed Draw Loan hereunder, which in no event shall be later than [***].

“First Delayed Draw Commitment Amount” means $75,000,000.

“First Delayed Draw Commitment Termination Date” means the earliest to occur of [***].

“First Delayed Draw Loan” is defined in Section 2.1.

“Fiscal Quarter” means a quarter ending on the last day of March, June, September or December.

“Fiscal Year” means any period of twelve (12) consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2025 Fiscal Year”) refer to the Fiscal Year ending on December 31 of such calendar year.

“Foreign Lender” means a Lender that is organized under the laws of a jurisdiction outside of the United States.

“Fourth Delayed Draw Closing Date” means the date of the making of the Fourth Delayed Draw Loan hereunder, which in no event shall be later than [***].

“Fourth Delayed Draw Commitment Amount” means $30,000,000.

“Fourth Delayed Draw Commitment Termination Date” means the earliest to occur of [***].

“Fourth Delayed Draw Loan” is defined in Section 2.1.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” means generally accepted accounting principles in the United States.

“GCP” or “Good Clinical Practices” means all then-current applicable requirements and standards for designing, conducting, recording, and reporting clinical trials for pharmaceutical products, including (a) U.S. Code of Federal Regulations Title 21 parts 50, 54, 56, and 312, (b) the applicable revision of ICH Guideline for good clinical practice E6, and (c) Directive 2005/28/EC and Regulation (EU) No 536/2014.

“GLP” or “Good Laboratory Practices” means all then-current applicable requirements and standards for the conduct of non-clinical studies of pharmaceutical products, including (a) U.S.

Code of Federal Regulations Title 21 part 58, (b) Directive 2004/10/EC, and (c) the OECD Principles on Good Laboratory Practice.

“GMP” or “Good Manufacturing Practices” or “Current Good Manufacturing Practices” means all then-current applicable requirements and standards for the manufacture of pharmaceutical products and their components, including (a) section 501(a)(2)(B) of the FD&C Act (21 U.S.C. § 351(a)(2)(B)), (b) U.S. Code of Federal Regulations Title 21 parts 210-211, 600-680, (c) the EU Guidelines to Good Manufacturing Practice for Medicinal Products for Human and Veterinary Use, as set out in Volume 4 of the European Commission’s Rules governing Medicinal Products in the European Union, and (d) and any related guidance promulgated thereunder, all as may be amended from time to time.

“Government Payor Accounts” is defined in Section 7.13(a).

“Governmental Authority” means any national, supranational, federal, state, county, provincial, local, municipal or other government or political subdivision thereof (including any Regulatory Agency), whether domestic or foreign, and any agency, authority, commission, ministry, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any such government.

“Governmental Payor” means Medicare, Medicaid, TRICARE, CHAMPVA, any state health plan adopted pursuant to Title XIX or Title XXI of the Social Security Act any other state or federal health care program and any other Governmental Authority which presently or in the future maintains a third party payor program, as well as any fiscal intermediary, contractor or similar claims processing and payment agent acting on behalf of the foregoing programs.

“Guarantee” means a guarantee executed and delivered by an Authorized Officer of each Guarantor, substantially in the form of Exhibit D hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Guarantors” means, collectively, each Person who now or hereafter guarantees all or any portion of the Obligations, including by execution of a Guarantee. For the avoidance of doubt, no MSC Subsidiary shall be required to become a Guarantor so long as such MSC Subsidiary continues to be qualified as a “security corporation” under 830 CMR 63.38B.1 of the Massachusetts tax code and applicable regulations (as the same may be amended, modified or replaced from time to time).

“Hazardous Material” means any pollutant, contaminant, hazardous substance, hazardous waste, medical waste, special waste, toxic substance, or toxic chemical, including all hazardous, polluting, toxic, biohazardous, or radioactive substances, materials or wastes and including petroleum or petroleum products, byproducts or distillates, asbestos or asbestos-containing materials, urea formaldehyde, polychlorinated biphenyls, radon gas, ozone-depleting substances, and all other substances or wastes of any nature regulated pursuant to any Environmental Law or as to which any Governmental Authority requires investigation, reporting or remedial action under any Environmental Law.

“Hedging Obligations” means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document.

“HIPAA” means, collectively, the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191, as amended by the Health Information Technology for Economic and Clinical Health Act, enacted as Title XIII of the American Recovery and Reinvestment Act of 2009, Public Law 111-5, and their implementing regulations, including but not limited to, the Standards for Privacy of Individually Identifiable Health Information at 45 C.F.R. Parts 160 and 164, Subparts A and E, the Security Standards for the Protection of Electronic Protected Health Information at 45 C.F.R. Parts 160 and 164, Subparts A and C, and the Notification of Breach of Unsecured Protected Health Information requirements at 45 C.F.R. Part 160 and 164, Subparts A and D.

“ICH” means the International Council for Harmonisation of Technical Requirements for Pharmaceuticals for Human Use.

“Impermissible Qualification” means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of the Borrower or any Subsidiary (a) which is of a “going concern” or similar nature other than any such qualification that is related solely to the occurrence of the Maturity Date as a result of the Loans maturing during such Fiscal Year, (b) which relates to the limited scope of examination of matters relevant to such financial statement, or (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in Default.

“including” and “include” means including without limiting the generality of any description preceding such term, and, for purposes of each Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

“Incremental Facility Closing Date” means the date of the making of the Incremental Facility Loan.

“Incremental Facility Loan” is defined in Section 2.1.

“Incremental Facility Amendment” is defined in Section 2.5.

“Incremental Facility Loan Amount” means a principal amount not exceeding $100,000,000, determined at the time of Incremental Facility Closing Date in a manner satisfactory to the Administrative Agent and the Lenders in their sole discretion.

“Indebtedness” of any Person means:

(a) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;

(c) all Capitalized Lease Liabilities of such Person and all obligations of such Person arising under Synthetic Leases;

(d) net Hedging Obligations of such Person to the extent such obligation would appear as a net liability on a balance sheet of such Person prepared in accordance with GAAP;

(e) all obligations of such Person in respect of Disqualified Capital Securities;

(f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than ninety (90) days or, if overdue for more than ninety (90) days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person), and indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

(g) all Contingent Liabilities of such Person in respect of any of the foregoing.

The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Liabilities” is defined in Section 10.4.

“Indemnified Parties” is defined in Section 10.4.

“Infringement” and “Infringes” mean the infringement, misappropriation or other violation of any Intellectual Property.

“Initial Commitment Amount” means $75,000,000.

“Initial Lenders” is defined in the preamble.

“Initial Loan” is defined in Section 2.1.

“Insolvency Event” is defined in Section 9.1(h)(iv).

“Intellectual Property” means all intellectual property and other proprietary rights of any kind, whether registered or unregistered, including all (a) Patents; (b) Trademarks; (c) Copyrights; (d) computer software, databases, data and documentation; (e) Confidential Business Information; (f) copies and tangible embodiments of any of the foregoing (in whatever form or medium); and (g) all rights to sue at law or in equity for any past, present or future Infringement thereof, including the right to receive injunctive relief and all proceeds and damages therefrom.

“Interest Period” means, (a) initially, the period beginning on (and including) the date on which the Initial Loan is made hereunder pursuant to Section 2.3 and ending on (and including) the last day of the month in which the Initial Loan was made, and (b) thereafter, the period beginning on (and including) the first day of each succeeding month and ending on the earlier of (and including) (i) the last day of such month and (ii) the latest Maturity Date.

“Investment” means, relative to any Person, (a) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person, (b) Contingent Liabilities in favor of any other Person, and (c) any Capital Securities held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

“IT Assets” means the computers and other information technology infrastructure and assets used by the Borrower or any of the Subsidiaries in the conduct of their business as currently operated.

“Key Contracts” means [***].

“Key Permits” means all Permits relating to the Products, including all Regulatory Authorizations, which are material to the business of the Borrower and its Subsidiaries, taken as a whole.

“knowledge” of the Borrower means the actual knowledge of any officer of the Borrower or any Subsidiary, after due inquiry.

“Laws” means all applicable U.S. federal, state, or local or foreign laws, statutes, ordinances, rules, regulations, judgments, orders, injunctions, decrees, arbitration awards issued by any Governmental Authority, including Privacy Laws.

“Lenders” is defined in the preamble.

“Licensed Intellectual Property” means all Intellectual Property that is not Owned Intellectual Property, which is licensed to, or otherwise used or held for use, by the Borrower or any Subsidiary.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

“Liquidity” means, at any time, an amount determined for the Borrower and the Guarantors equal to the sum of unrestricted cash-on-hand and Cash Equivalent Investments of the Borrower and the Guarantors, to the extent held in a Controlled Account located in the United States (subject to Section 7.16(c)).

“Loan Documents” means, collectively, this Agreement, the Notes, the Security Agreement, the Fee Letter, each other agreement pursuant to which the Secured Parties are granted a Lien in the Collateral to secure the Obligations (including any mortgages entered into pursuant to Section 7.8), any Guarantee, and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein. For the avoidance of doubt, the Organic Documents shall not constitute Loan Documents.

“Loan Party” means, collectively, the Borrower and the Guarantors.

“Loan Request” means a Loan request and certificate duly executed by an Authorized Officer of the Borrower substantially in the form of Exhibit B hereto.

“Loans” means, collectively, the Initial Loan, the Delayed Draw Loans and the Incremental Facility Loan (if any).

“Lonvo-Z FDA Approval Date” means the date on which the FDA grants the Borrower marketing approval for lonvoguran ziclumeran for the treatment of hereditary angioedema in the United States under FDA’s traditional approval process (it being understood and agreed that receipt of marketing approval solely under the FDA’s “accelerated approval” process will not constitute the “Lonvo-Z FDA Approval Date”).

“Market Capitalization” means, as of any date of determination, the product of (a) the issued and outstanding capital stock of the Borrower, as reported by Bloomberg, as of the close of trading on such date, multiplied by (b) the price per share of the issued and outstanding capital stock of the Borrower, as reported by Bloomberg, as of close of trading on such date.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition, operations, performance or properties of the Borrower or of the Borrower and the Subsidiaries taken as a whole, (b) the rights and remedies of the Secured Parties under any Loan Document or (c) the ability of the Borrower or any Subsidiary to perform its Obligations under any Loan Document.

“Material Agreements” means (a) the Key Contracts; (b) each third party contract or agreement to which the Borrower or any Subsidiary is a party involving aggregate payments of more than $[***].in any Fiscal Year, whether such payments are being made by the Borrower or any Subsidiary to a non-Affiliated Person, or by a non-Affiliated Person to the Borrower or any Subsidiary; (c) each contract or agreement to which the Borrower or any Subsidiary is a party involving an exclusive license of Intellectual Property; (d) each material supply chain and/or manufacturing contract or agreement related to [***]; and (e) all other active third party contracts or agreements that would be required to be filed by the Borrower or any Subsidiary as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K promulgated by the SEC (whether or not the Borrower is subject to reporting requirements under the Exchange Act) as of any date of determination.

“Material Real Property” means any individual real property in the United States that is owned in fee by the Borrower or any Subsidiary with a fair market value (as reasonably determined by the Borrower) in excess of $[***].

“Maturity Date” means (a) as to the Initial Loan and the Delayed Draw Loans, September 4, 2031, and (b) as to the Incremental Facility Loan, such date as may be agreed among the applicable Lenders, the Administrative Agent and the Borrower.

“Moody’s” means Moody’s Investors Service, Inc.

“MSC Investment Conditions” means that:

(a) the Loan Parties shall have an amount of unrestricted cash of at least [***]% of the then outstanding Loans held in Controlled Accounts;

(b) the MSC Subsidiary qualifies as a “security corporation” under 830 CMR 63.38B.1 of the Massachusetts tax code and applicable regulations (as the same maybe amended, modified or replaced from time to time); and

(c) no Event of Default has occurred and is continuing.

“MSC Subsidiary” means a wholly owned subsidiary of Borrower incorporated under the laws of Massachusetts after the Closing Date that qualifies as a “security corporation” by meeting the requirements under 830 CMR 63.38B.1 of the Massachusetts tax code and applicable regulations (as the same may be amended, modified or replaced from time to time).

“Net Asset Sales Proceeds” means, with respect to a Disposition (other than Dispositions permitted pursuant to Section 8.8(a) or Section 8.8(d)) after the Closing Date by the Borrower or any Subsidiary to any Person of any assets of the Borrower or its Subsidiaries, the excess of gross cash proceeds received by the Borrower or any Subsidiary from such Disposition in excess of $[***], in each case individually or in the aggregate in any Fiscal Year (in each case net of all reasonable and customary costs and expenses, and including Taxes payable by the recipient of such proceeds, incurred in connection with such Disposition which have not been paid to Affiliates of the Borrower in connection therewith); provided that, so long as (a) the Borrower has delivered Administrative Agent prior written notice of its intention to apply such monies (the “Reinvestment Amounts”) to the costs of purchase of other assets used or useful in the business of the Borrower and its Subsidiaries (but which shall not include current assets) and (b) the Borrower or any Subsidiary completes such purchase within one hundred eighty (180) days (or, in the case of a binding commitment in respect of the application of such Reinvestment Amounts within such one hundred eighty (180) days, two hundred seventy (270) days) after the initial receipt of such monies, the Borrower or any Subsidiary shall have the option to apply such monies to the costs of purchase of other assets used or useful in the business of the Borrower or such Subsidiary (but which shall not include current assets), unless and to the extent that such applicable period shall have expired without such purchase being made or completed, in which case, any amounts remaining shall be paid to Administrative Agent and applied in accordance with Section 3.3.

“Net Casualty Proceeds” means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by the Borrower or any of the Subsidiaries in connection with such Casualty Event, other than proceeds that are used to repair or replace the assets subject to such Casualty Event within one hundred eighty (180) days of receipt of such proceeds with respect to such Casualty Event with like or similar assets of substantially equal or better value and utility (or, in the case of a binding commitment in respect of the application of such Reinvestment Amounts within such one hundred eighty (180) days, two hundred seventy (270) days), in excess of $[***], individually or in the aggregate in any Fiscal Year (in each case net of all reasonable and customary collection expenses thereof), but excluding any proceeds or awards required to be paid to a creditor (other than to the Administrative Agent or the Lenders) which holds a first priority Lien permitted by clause (e) of Section 8.3 on the property which is the subject of such Casualty Event (it being understood and agreed that the Borrower or such Subsidiary may retain such insurance proceeds or condemnation awards pending such reinvestment).

“Net Revenue” means, with respect to any period and any Product, net product sales revenue of the Borrower and the Subsidiaries of such Product for such period in the United States, as determined in accordance with GAAP. Net Revenue shall be determined in a manner consistent with the methodologies, practices and procedures used in developing the Borrower’s audited financial statements, but, in any event, shall not include (a) any royalty payments, milestone payments, distribution income, service payments, license income and other similar forms of consideration received by the Borrower and the Subsidiaries or (b) any expenses reimbursed by co-development, co-collaboration or similar commercial partners pursuant to a collaboration, co-development or similar commercial agreement, including pursuant that certain License and Collaboration Agreement, dated as of April 11, 2016, between the Borrower and Regeneron Pharmaceuticals, Inc. (as amended, supplemented or otherwise modified from time to time).

“Non-Excluded Taxes” means (a) any Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any Subsidiary under any Loan Document other than (i) Taxes imposed on or measured by a Person’s net income (however denominated), and franchise Taxes with respect to a Lender imposed by any Governmental Authority in each case, (1) imposed as a result of such Person being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (2) that are imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (ii) branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction described in clause (i) above, (iii) any withholding tax that is imposed by the United States on amounts payable to a Foreign Lender at the time such Foreign Lender first becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender’s assignor immediately before the assignment (or such Foreign Lender immediately before it changed its lending office) was entitled, at the time of assignment (or designation of a new lending office), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 4.3(a), (iv) Taxes attributable to such Person’s failure to comply with Section 4.3(f), or (v) any amounts imposed or payable under FATCA; and (b) Other Taxes.

“Note” means a promissory note of the Borrower payable to a Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the outstanding amount of the Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Obligations” means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrower and each Subsidiary arising under or in connection with a Loan Document and the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 9.1(h), whether or not allowed in such proceeding) on the Loans.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organic Document” means, relative to the Borrower or any Subsidiary, its certificate of incorporation, by‑laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to the Borrower’s or any Subsidiary’s Capital Securities.

“Other Administrative Proceeding” means any administrative proceeding relating to a dispute before or otherwise involving a patent office, trademark office, copyright office or other relevant Governmental Authority which relates to validity, opposition, revocation, ownership or enforceability of the relevant Intellectual Property.

“Other Taxes” means any and all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes, or any other excise, transfer, sales or property Taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document (excluding, for the avoidance of doubt, Taxes described in clauses (a)(i), (ii), (iii) or (iv) of the definition of Non-Excluded Taxes or any Taxes imposed with respect to an assignment by a Lender).

“Owned Intellectual Property” means all Intellectual Property that is owned (solely or jointly with others) by the Borrower or any Subsidiary.

“Party” and “Parties” have the meanings set forth in the preamble.

“Patent” means any patent, and any type of patent application or invention disclosure, including all divisions, continuations, continuations in-part, provisionals, continued prosecution applications, substitutions, reissues, reexaminations, certificates following inter partes review, post-grant review or any other post-grant proceeding by any Governmental Authority, supplemental protection certificates and all other patent rights in any form and other additions in connection therewith, and all renewals and extensions of any of the foregoing, whether in or related to the United States or any foreign country or other jurisdiction.

“Patent Security Agreement” means any Patent Security Agreement executed and delivered to the Administrative Agent by the Borrower or any of the Guarantors in substantially the form of Exhibit A to the Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Payment Recipient” is defined in Section 11.10.

“Permits” means all permits, licenses, registrations, certificates, orders, approvals, authorizations, consents, clearances, waivers, franchises, variances and similar rights issued by or obtained from any Governmental Authority or Regulatory Agency, including, without limitation, those relating to Environmental Laws and Regulatory Authorizations.

“Permitted Acquisition” means the purchase or other acquisition of all of the Capital Securities (other than qualifying directors’ shares) in, or all or substantially all of the property of, or all or substantially all of any business, business or product line, unit or division of, any Person (other than any joint venture owned by another Person that is purchased or acquired) that, upon the consummation thereof, will be wholly owned directly by the Borrower or one or more of its wholly owned Subsidiaries (including as a result of a merger or consolidation); provided that, with respect to each Permitted Acquisition:

(a) the Borrower and its Subsidiaries (including any newly acquired or acquired Subsidiary in such Permitted Acquisition) shall comply with the requirements of Section 7.8 to the extent required thereunder;

(b) the business and assets that are the subject of such purchase or other acquisition shall be acquired free and clear of all Liens (other than Liens permitted under Section 8.3);

(c) the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be permitted pursuant to Section 8.1;

(d) in the case of a purchase or other acquisition of the Capital Securities of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such purchase or other acquisition;

(e) [***];

(f) immediately before and after giving effect to any such purchase or other acquisition, no Default or Event of Default, shall exist or result therefrom; and

(g) [***].

“Permitted Product Financing” means any transaction consisting of a synthetic royalty or revenue interest financing; provided that [***].

“Permitted Product Financing Payments” means, with respect to any Permitted Product Financing, sales-based royalty or revenue interest payments; provided that [***].

“Permitted Subordinated Indebtedness” means Indebtedness incurred after the Closing Date by the Borrower or the Subsidiaries that is (a) subordinated to the Obligations and all other Indebtedness owing from the Borrower or the Subsidiaries to the Secured Parties pursuant to a written subordination agreement satisfactory to the Administrative Agent in its sole discretion and (b) in an amount and on terms approved by the Administrative Agent in its sole discretion.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“Personal Data” means any information that relates to an identifiable natural person or that is otherwise considered personally identifiable information or personal data under applicable Law, including Protected Health Information.

“PHSA” means the U.S. Public Health Service Act (or any successor thereto), codified at 42 U.S.C. section 201 et seq., as amended from time to time, and the rules, regulations, guidelines, guidance documents and compliance policy guides issued or promulgated thereunder.

“Prime Rate” means (a) the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the per annum interest rate published by the F.R.S. Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the F.R.S. Board (as determined by the Administrative Agent), minus (b) 1.00%; provided that, if the Prime Rate shall be less than 3.00%, such rate shall be deemed to be 3.00% for the purposes of this Agreement.

“Privacy Laws” mean each Law applicable to privacy and the protection or processing of Personal Data, including HIPAA, rules relating to the payment card industry data security standards, direct marketing, online behavioral adverting, and e-mails, text messages or telemarketing.

“Product” means any current or future product researched, designed, developed, manufactured, labeled, licensed, marketed, offered, sold, performed, supplied, packaged, distributed or otherwise commercialized by the Borrower or any of its Affiliates, jointly or otherwise, including any such product in development or which may be developed. For the avoidance of doubt, Product includes, but is not limited to, lonvoguran ziclumeran (or NTLA-2002) and nexiguran ziclumeran (or NTLA-2001).

“Product Agreement” means each agreement, license, document, instrument, interest (equity or otherwise) or the like (a) which is a Material Agreement and (b) under which one or more parties grants or receives any right, title or interest with respect to any Product Development and Commercialization Activities in respect of one or more Products specified therein or to exclude third parties from engaging in, or otherwise restricting any right, title or interest as to any Product Development and Commercialization Activities with respect thereto, including each contract or agreement with suppliers, manufacturers, pharmaceutical companies, distributors, clinical research organizations, hospitals, group purchasing organizations, wholesalers, pharmacies or any other Person related to any such entity.

“Product Development and Commercialization Activities” means, with respect to any Product, any of, or any combination of research, development, manufacture, import, export, use, sale, storage, labeling, marketing, promotion, supply, distribution, testing, packaging, purchasing or other commercialization activities, receipt of payment in respect of any of the foregoing, or like activities the purpose of which is to commercially exploit such Product.

“Product Revenue Base” means, with respect to any period, the Net Revenues for such period that are attributable to Products of the Borrower containing lonvoguran ziclumeran or nexiguran ziclumeran.

“Protected Health Information” has the same meaning as “protected health information” in 45 C.F.R. § 160.103.

“Purchase Money Indebtedness” means Indebtedness (a) consisting of the deferred purchase price for fixed or capital assets incurred in connection with the acquisition of such assets, where the amount of such Indebtedness does not exceed the greater of (i) the cost of the assets being financed and (ii) the fair market value of such assets; and (b) incurred to finance such acquisition by the Borrower or any Subsidiary of such assets; provided that, such Indebtedness is incurred concurrently with or within one hundred eighty-one (181) days after such acquisition.

“Qualified Capital Securities” means any Capital Securities that are not Disqualified Capital Securities.

“Receiving Party” means the Party receiving Confidential Information.

“Recipient” is defined in Section 10.14.

“Register” is defined in Section 10.10.

“Regulatory Agency” means any Governmental Authority regulating or otherwise exercising authority with respect to the use, safety, efficacy, reliability, manufacturing, testing, marketing, distribution, sale, coverage and reimbursement, or other Product Development and Commercialization Activities, relating to any Product of the Borrower or any of the Subsidiaries, including CMS, FDA, and any comparable state or local Governmental Authority, and comparable Governmental Authority in any non-United States jurisdiction and any successor agency of any of the foregoing.

“Regulatory Authorizations” means any certificates, permissions, approvals, clearances, notifications, qualifications, authorizations, orders, exemptions, waivers, registrations, listings, accreditations, certifications, licenses and Permits issued, granted, or otherwise made available by or under the authority of, submitted to or filed with, any Regulatory Agency or other Governmental Authority pursuant to any Laws for the research, labeling, testing, manufacture, development, distribution, use, storage, import, export, transport, approval, promotion, marketing, sale, coverage, reimbursement, or other commercialization of any Product in any country or jurisdiction, including without limitation registration and listing, Investigational New Drug Applications (INDs), and Biologics License Applications (BLAs).

“Related Parties” means the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of the Borrower and the Subsidiaries.

“Release” means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, pouring, dumping, depositing, emitting, escaping, emptying, seeping, dispersal, migrating or placing, including movement through, into or upon the environment or any natural or man-made structure.

“Repayment Premium” has the meaning set forth in the Fee Letter.

“Required Lenders” means Non-Defaulting Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Non-Defaulting Lenders; provided that, so long as OrbiMed Royalty & Credit Opportunities IV, LP, holds any Loans or Commitments, OrbiMed Royalty & Credit Opportunities IV, LP shall be a Required Lender; provided, further, that, so long as OrbiMed Royalty & Credit Opportunities V, LP, holds any Loans or Commitments, OrbiMed Royalty & Credit Opportunities V, LP shall be a Required Lender.

“Restricted Payment” means (a) the declaration or payment of any dividend on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Securities of the Borrower or any Subsidiary or any warrants, options or other right or obligation to purchase or acquire any such Capital Securities, whether now or hereafter outstanding, or (b) the making of any other distribution in respect of such Capital Securities, in each case either directly or indirectly, whether in cash, property or obligations of the Borrower or any Subsidiary or otherwise.

“S&P” means S&P Global Ratings, a S&P Financial Services LLC business, and any successor thereto.

“Sanctions” means any international economic sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission.

“Second Delayed Draw Closing Date” means the date of the making of the Second Delayed Draw Loan hereunder, which in no event shall be later than [***].

“Second Delayed Draw Commitment Amount” means $40,000,000.

“Second Delayed Draw Commitment Termination Date” means the earliest to occur of [***].

“Second Delayed Draw Loan” is defined in Section 2.1.

“Secured Parties” means the Lenders and the Administrative Agent.

“Security Agreement” means the Pledge and Security Agreement executed and delivered by each of the parties thereto, substantially in the form of Exhibit E hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

“SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA), as administrator of the forward-looking term secured overnight financing rate (or a successor administrator).

“SOFR Rate” means, for any Interest Period, the forward-looking one (1)-month term rate based on the secured overnight financing rate on the day (such day, the “SOFR Rate Determination Date”) that is two (2) Business Days prior to the first day of any Interest Period, with the rate, or methodology for this rate, and conventions for this rate being established by the Administrative Agent in accordance with the “1 Month CME Term SOFR” published on the SOFR Administrator’s website at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html or any successor or successor page thereto established by the SOFR Administrator (as calculated by the Administrative Agent and rounded upwards, if necessary, to the nearest 1/1,000 of 1%); provided that, if as of 5:00 p.m. on any SOFR Rate Determination Date, such 1 Month CME Term SOFR has not been published on the SOFR Administrator’s website, then the SOFR Rate for the related Interest Period will be the 1 Month CME Term SOFR as published on the SOFR Administrator’s website on the first preceding Business Days for which 1 Month CME Term SOFR was published on the SOFR Administrator’s website so long as such first preceding Business Day is not more than three (3) Business Days prior to such SOFR Rate Determination Date.

“SOFR Rate Determination Date” is defined within the definition of “SOFR Rate”.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the property of such Person would constitute an unreasonably small capital and (e) such Person has not executed this Agreement or any other Loan Document, or made any transfer or incurred any Obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either present or future creditors. The amount of Contingent Liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, would reasonably be expected to become an actual or matured liability.

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person, or by one or more Subsidiaries of such Person. Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of Borrower.

“Synthetic Lease” means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a finance lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

“Taxes” means all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings (including backup withholding), now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, linkage differentials, additions to tax, penalties or similar liabilities with respect thereto.

“Termination Date” means the date on which all Obligations (other than contingent indemnification and expense reimbursement obligations for which no claim has been made) have been paid in full in cash and the Commitment shall have terminated.

“Third Delayed Draw Closing Date” means the date of the making of the Third Delayed Draw Loan hereunder, which in no event shall be later than [***].

“Third Delayed Draw Commitment Amount” means $40,000,000.

“Third Delayed Draw Commitment Termination Date” means the earliest to occur of [***].

“Third Delayed Draw Loan” is defined in Section 2.1.

“Third Party” means any Person other than the Borrower or any of the Subsidiaries.

“Total Credit Exposure” means, as to any Lender on any date, (a) the aggregate outstanding principal amount of the Loans of such Lender after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date, plus (b) the unfunded amount of such Lender’s Commitments that remains outstanding under this Agreement.

“Trademark” means any trademark, service mark, trade name, logo, symbol, trade dress, domain name, corporate name or other indicator of source or origin, and all applications, registrations and renewals therefor, together with all of the goodwill associated therewith.

“Trademark Security Agreement” means any Trademark Security Agreement executed and delivered to the Administrative Agent by the Borrower or any of the Guarantors substantially in the form of Exhibit B to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non‑perfection of the security interests granted to any Secured Party pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New

York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any financing statement relating to such perfection or effect of perfection or non‑perfection.

“Undrawn Fee” has the meaning set forth in the Fee Letter.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“Upfront Fee” has the meaning set forth in the Fee Letter.

“U.S. Tax Compliance Certificate” is defined in Section 4.3(f).

“Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“wholly owned Subsidiary” means any direct or indirect Subsidiaries of the Borrower, all of the outstanding Capital Securities of which (other than any director’s qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by the Borrower.

“Withholding Agent” means the Borrower and the Administrative Agent.

SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the schedules attached hereto.

SECTION 1.3 Cross-References. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

SECTION 1.4 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 8.4 and the definitions used in such calculations) shall be made, in accordance with GAAP, as in effect from time to time; provided that, if either the Borrower or the Required Lenders request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or the application thereof, then such provision shall be interpreted on the basis of GAAP in effect and applied immediately before such change shall have become effective until such request shall have been withdrawn or such provision amended in accordance herewith. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrower and the Subsidiaries, in each case without duplication.

ARTICLE II
COMMITMENT AND BORROWING PROCEDURES

SECTION 2.1 Commitment. On the terms and subject to the conditions of this Agreement, each Lender severally agrees to make its portion of a term loan (the “Initial Loan”) to the Borrower on the Closing Date in an amount equal to (but not less than) such Lender’s Initial Commitment Amount. On the terms and subject to the conditions of this Agreement, each Lender severally agrees to make its portion of a term loan (the “First Delayed Draw Loan”) to the Borrower on the First Delayed Draw Closing Date in an amount equal to (but not less than) such Lender’s First Delayed Draw Commitment Amount; provided that, upon the funding of the First Delayed Draw Loan on the First Delayed Draw Closing Date, the First Delayed Draw Commitment Amount shall be reduced to $0. On the terms and subject to the conditions of this Agreement, each Lender severally agrees to make its portion of a term loan (the “Second Delayed Draw Loan”) to the Borrower on the Second Delayed Draw Closing Date in an amount equal to (but not less than) such Lender’s Second Delayed Draw Commitment Amount designated on the Loan Request; provided that, upon the funding of the Second Delayed Draw Loan on the Second Delayed Draw Closing Date, the Second Delayed Draw Commitment Amount shall be reduced to $0. On the terms and subject to the conditions of this Agreement, each Lender severally agrees to make its portion of a term loan (the “Third Delayed Draw Loan”) to the Borrower on the Third Delayed Draw Closing Date in an amount equal to (but not less than) such Lender’s Third Delayed Draw Commitment Amount designated on the Loan Request; provided that, upon the funding of the Third Delayed Draw Loan on the Third Delayed Draw Closing Date, the Third Delayed Draw Commitment Amount shall be reduced to $0. On the terms and subject to the conditions of this Agreement, each Lender severally agrees to make its portion of a term loan (the “Fourth Delayed Draw Loan”) to the Borrower on the Fourth Delayed Draw Closing Date in an amount equal to (but not less than) such Lender’s Fourth Delayed Draw Commitment Amount designated on the Loan Request; provided that, upon the funding of the Fourth Delayed Draw Loan on the Fourth Delayed Draw Closing Date, the Fourth Delayed Draw Commitment Amount shall be reduced to $0. On the terms and subject to the conditions of this Agreement, each Lender severally agrees to make its portion of a term loan (the “Fifth Delayed Draw Loan”) to the Borrower on the Fifth Delayed Draw Closing Date in an amount equal to (but not less than) such Lender’s Fifth Delayed Draw Commitment Amount designated on the Loan Request; provided that, upon the funding of the Fifth Delayed Draw Loan on the Fifth Delayed Draw Closing Date, the Fifth Delayed Draw Commitment Amount shall be reduced to $0. On the terms and subject to the conditions of this Agreement, including Section 2.5, one or more Lenders (or their Affiliates) may make an additional term loan (the “Incremental Facility Loan”) to the Borrower on the Incremental Facility Closing Date in an amount up to the Incremental Facility Loan Amount. No amounts paid or prepaid with respect to the Loans may be reborrowed.

SECTION 2.2 Borrowing Procedure. The Borrower may irrevocably request that the Initial Loan be made by delivering to the Administrative Agent a Loan Request on or before 12:00 p.m. on a Business Day at least three (3) Business Days prior to the proposed Closing Date (or such shorter period as the Administrative Agent may agree in its sole discretion). The Borrower may irrevocably request that a Delayed Draw Loan be made by delivering to the Administrative Agent a Loan Request on or before 12:00 p.m. on a Business Day at least twelve (12) Business Days prior to the proposed corresponding Delayed Draw Closing Date (or such shorter period as the Administrative Agent may agree in its sole discretion). The Borrower may irrevocably request that the Incremental Facility Loan be made by delivering to the Administrative Agent a Loan Request on or before 10:00 a.m. on a Business Day at least twelve (12) Business Days prior to the proposed Incremental Facility Closing Date.

SECTION 2.3 Funding. After receipt of the Loan Request for the Initial Loan, the Administrative Agent shall promptly notify each Lender of the amount of such Lender’s portion of the Initial Loan. Each Lender shall, on the Closing Date and subject to the terms and conditions hereof, make the requested proceeds of such Lender’s portion of the Initial Loan available to or as instructed by the Administrative Agent. After receipt of the Loan Request for a Delayed Draw Loan, the Administrative Agent shall promptly notify each Lender of the amount of such Lender’s portion of such Delayed Draw Loan. Each Lender shall, on the applicable Delayed Draw Closing Date and subject to the terms and conditions hereof, make the requested proceeds of such Lender’s portion of such Delayed Draw Loan available to or as instructed by the Administrative Agent. Upon satisfaction or waiver of the applicable conditions set forth in Article V, the Administrative Agent shall make all funds so received available to the Borrower by wire transfer to the account the Borrower shall have specified in its Loan Request in an amount equal to (but not less than) the Lenders’ applicable Commitment Amount. It is understood that (i) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender severally but not jointly shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (ii) other than as expressly provided herein with respect to a Defaulting Lender, failure by a Lender to perform any of its obligations under any of the Loan Documents shall not release any Person from performance of its obligation under any Loan Document. After receipt of the Loan Request for the Incremental Facility Loan, the Administrative Agent shall promptly notify the Lender of the proposed amount of such Incremental Facility Loan and the proposed Incremental Facility Closing Date.

SECTION 2.4 Reduction of the Commitment Amounts.

(a) Mandatory. The Initial Commitment Amount shall automatically and permanently be reduced to zero on the Closing Date (immediately after the making of the Initial Loan on such date). The First Delayed Draw Commitment Amount shall automatically and permanently be reduced to zero on the First Delayed Draw Commitment Termination Date. The Second Delayed Draw Commitment Amount shall automatically and permanently be reduced to zero on the Second Delayed Draw Commitment Termination Date. The Third Delayed Draw Commitment Amount shall automatically and permanently be reduced to zero on the Third Delayed Draw Commitment Termination Date. The Fourth Delayed Draw Commitment Amount shall automatically and permanently be reduced to zero on the Fourth Delayed Draw Commitment Termination Date. The Fifth Delayed Draw Commitment Amount shall automatically and permanently be reduced to zero on the Fifth Delayed Draw Commitment Termination Date.

(b) Optional. The Borrower may, upon written notice to the Administrative Agent of at least five (5) Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion), terminate any unused Delayed Draw Commitment Amount.

SECTION 2.5 Incremental Facility Loan. Upon a request by the Borrower in accordance with the process specified in this Article II, the Administrative Agent and the Lenders may agree, in their sole discretion, that one or more Lenders shall make, obtain or increase the amount of, its loans hereunder in an aggregate principal amount of up to the Incremental Facility Loan Amount, in a single tranche pursuant to an amendment hereto agreed by the Borrower, the Administrative Agent and the Lenders (the “Incremental Facility Amendment”), which shall set forth the terms and conditions of such Incremental Facility Loan.

ARTICLE III
REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1 Repayments and Prepayments; Application. The Borrower agrees that the Loans, and any fees or interest accrued or accruing thereon, shall be repaid and prepaid solely in U.S. dollars in accordance with Section 4.4(a) pursuant to the terms of this Article III.

SECTION 3.2 Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of the Loans on the applicable Maturity Date, together with the applicable Repayment Premium and Exit Fee; provided that, at any time prior to the applicable Maturity Date, payments and prepayments of the Loans shall also be made as set forth below:

(a) The Borrower shall have the right, with at least three (3) Business Days’ notice (or such shorter period as the Administrative Agent may agree in its sole discretion) to the Administrative Agent, at any time and from time to time to prepay any unpaid principal amount of the Loans, in whole or in part, together with the applicable Repayment Premium and the Exit Fee.

(b) Within three (3) Business Days of receipt by the Borrower or any Subsidiary of any (i) Net Casualty Proceeds or (ii) Net Asset Sales Proceeds, the Borrower shall notify the Administrative Agent and the Lenders thereof. If requested by the Lenders, the Borrower shall within five (5) Business Days of such request make a mandatory prepayment of the Loans (provided that, a Lender may elect to waive such prepayment with respect to its Loans upon written notice to the Borrower and the Administrative Agent prior to the required prepayment date), in an amount equal to 100% of the amount of such Net Casualty Proceeds or such Net Asset Sale Proceeds (or such lesser amount as the Lenders may specify on the date of such request), together with the applicable Repayment Premium and the Exit Fee, to be applied as set forth in Section 3.3.

(c) The Borrower shall repay the Loans in full immediately upon any acceleration of the Maturity Date thereof pursuant to Section 9.2 or Section 9.3, unless, pursuant to Section 9.3, only a portion of the Loans is so accelerated (in which case the portion so accelerated shall be so repaid), in each case together with the applicable Repayment Premium and the Exit Fee.

SECTION 3.3 Application. Amounts repaid or prepaid in respect of the outstanding principal amount of the Loans pursuant to Section 3.2 shall be applied in the inverse order of maturity and pro rata to the Initial Loan, the First Delayed Draw Loan, the Second Delayed Draw

Loan, the Third Delayed Draw Loan, the Fourth Delayed Draw Loan, the Fifth Delayed Draw Loan, and the Incremental Facility Loan (if any).

SECTION 3.4 Interest Rate.

(a) During each Interest Period, interest payable in cash by the Borrower shall accrue on the Loans during such Interest Period at a rate per annum equal to the higher of (x) the SOFR Rate for such Interest Period and (y) 3.00% plus, in either case, the Applicable Margin; and

(b) The interest rate shall be recalculated and, if necessary, adjusted for each Interest Period, in each case pursuant to the terms hereof.

SECTION 3.5 Default Rate. At all times commencing upon the date any Event of Default occurs, and continuing until such Event of Default is no longer continuing, the Applicable Margin shall be increased by 4.00% per annum.

SECTION 3.6 Payment Dates. Interest accrued on the Loans shall be payable in cash, without duplication:

(a) on the applicable Maturity Date therefor;

(b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

(c) on the last day of each month, beginning with the month ending September 30, 2026; provided that, if such day is not a Business Day, then such payment shall be made on the next succeeding Business Day; and

(d) on that portion of the Loans that is accelerated pursuant to Section 9.2 or Section 9.3, immediately upon such acceleration.

Interest accrued on the Loans or other monetary Obligations after the date such amount is due and payable (whether on the applicable Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

SECTION 3.7 Fee Letter. The Borrower shall pay to the Lenders (or to the Administrative Agent for the ratable account of the applicable Lenders) such fees in the amounts and at such times specified in the Fee Letter.

ARTICLE IV
SOFR RATE AND OTHER PROVISIONS

SECTION 4.1 Increased Costs, Etc. The Borrower agrees to reimburse the Lenders for any increase in the cost to the Lenders of, or any reduction in the amount of any sum receivable by the Lenders in respect of, the Lenders’ Commitments and the making, continuation or maintaining of the Loans hereunder that may arise in connection with any Change in Law, except for such changes with respect to increased capital costs and Taxes which are governed by Section

4.2 and Section 4.3, respectively. The Administrative Agent shall notify the Borrower in writing of the occurrence of any such event, stating the reasons therefor and setting forth in reasonable detail the additional amount required fully to compensate the Lenders for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to the Administrative Agent for the accounts of the Lenders within five (5) days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower. The Borrower shall not be required to compensate any Lender for any amount claimed under this Section 4.1 that was incurred more than one hundred eighty (180) days prior to the date that such Lender (or the Administrative Agent on its behalf) notifies the Borrower of the event that gives rise to such claim and that such Lender has determined to request such compensation; provided that, if the circumstance giving rise to such increased cost is retroactive, then such one hundred eighty (180)-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 4.2 Increased Capital Costs. If any Change in Law affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person’s capital as a consequence of the Commitments or the Loans made by it hereunder is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such Change of Law, then such Lender shall notify the Borrower in writing of such Lender’s claim for compensation, stating the reasons therefor and setting forth in reasonable detail the additional amount required fully to compensate such Lender for such reduction in rate of return. The Borrower shall within five (5) days following receipt of such notice pay directly to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable. The Borrower shall not be required to compensate any Lender for any amount claimed under this Section 4.2 that was incurred more than one hundred eighty (180) days prior to the date that such Lender (or the Administrative Agent on its behalf) notifies the Borrower of the event that gives rise to such claim and that such Lender has determined to request such compensation; provided that, if the circumstance giving rise to such reduction in rate of return is retroactive, then such one hundred eighty (180)-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 4.3 Taxes. The Borrower covenants and agrees as follows with respect to Taxes.

(a) Any and all payments by the Borrower or any of the Subsidiaries under any Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes, except as required by applicable Law. In the event that any Taxes are imposed and required to be deducted or withheld by applicable Law (as determined in the good faith discretion of the Withholding Agent) from any payment required to be made by the Borrower or any of the Subsidiaries to or on behalf of a Lender under any Loan Document, then:

(i) if such Taxes are Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary so that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount that is not less than the amount provided for in such Loan Document; and

(ii) the Withholding Agent of such payment shall withhold the full amount of such Taxes from such payment (as increased pursuant to clause (a)(i)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable Law.

(b) In addition, the Borrower shall pay all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable Law.

(c) As promptly as practicable after the payment of any Taxes required to be paid by the Borrower under Section 4.3(a) or (b), and in any event within forty-five (45) days of any such payment being due, the Borrower shall furnish to the Administrative Agent and such Lender a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Taxes.

(d) The Borrower shall indemnify the Administrative Agent or such Lender, as the case may be, for any Non-Excluded Taxes and Other Taxes (including Non-Excluded Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under Section 4.3(a)(i)) levied, imposed or assessed on the Administrative Agent or such Lender, or required to be withheld or deducted from a payment to the Administrative Agent or such Lender, as well as any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority. Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by the Administrative Agent or such Lender, the Borrower shall pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority (provided that, the Administrative Agent or such Lender shall not be under any obligation to provide any such notice to the Borrower). In addition, the Borrower shall indemnify the Administrative Agent or each Lender for any incremental Taxes that may become payable by the Administrative Agent or such Lender as a result of any failure of the Borrower to pay any such Taxes when due to the appropriate Governmental Authority or to deliver to the Administrative Agent or such Lender, pursuant to clause (c), documentation evidencing the payment of Taxes. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by the Administrative Agent or a Lender or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within ten (10) days after the date the Administrative Agent or such Lender makes written demand therefor. The Borrower acknowledges that any payment made to the Administrative Agent or a Lender or to any Governmental Authority in respect of the indemnification obligations of the Borrower provided in this clause shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply.

(e) The Loans are deemed to be made with original issue discount for U.S. federal income tax purposes. Requests for information regarding the issue price, amount of original issue discount, issue date and yield to maturity on the Loans shall be directed to the Borrower care of Edward Dulac, Chief Financial Officer, in accordance with Section 10.2.

(f) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (f)(ii)(A), (f)ii)(B) and (f)(ii)(D) of this Section 4.3) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI or any successor form;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W‑8BEN-E (or any successor form); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W‑8BEN-E (or, in each case, any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9 (or any successor form), and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. Each Foreign Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

(g) If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Administrative Agent or Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Borrower, upon the request of such Administrative Agent or Lender, shall repay to such Administrative Agent or Lender the amount paid over pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Administrative Agent or Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (g), in no event will the Administrative Agent or such Lender be required to pay any amount to the Borrower pursuant to this clause (g) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (g) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

SECTION 4.4 Payments, Computations; Proceeds of Collateral, Etc.

(a) Unless otherwise expressly provided in a Loan Document, all payments by the Borrower pursuant to each Loan Document shall be made without setoff, deduction or counterclaim not later than 12:00 p.m. on the date due in same day or immediately available funds, marked for attention as indicated, or in such other manner or to such other account as the Administrative Agent may from time to time direct in writing. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate Person promptly following receipt. Except as otherwise set forth herein, all repayments or prepayments of Loans and payment of fees and interest shall be made to the Lenders on a pro rata basis in accordance with their respective Applicable Percentages. Funds received after 12:00 p.m. on any day shall be deemed to have been received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. All interest and fees shall be computed on the basis of the actual number of days occurring during the period for which such interest or fee is payable over a year comprised of three hundred sixty (360) days. Payments due on other than a Business Day shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

(b) All amounts received as a result of the exercise of remedies under the Loan Documents (including from the proceeds of collateral securing the Obligations) or under applicable Law shall be applied upon receipt to the Obligations in accordance with Section 9.4 hereof.

(c) The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.4(b) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 10.4(b) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.4(b).

(d) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(e) If any Lender shall, by exercising any right of setoff or otherwise, obtain payment in respect of any principal of or interest on its portion of any of the Loans, any Exit Fee, the Upfront Fee, any Undrawn Fee, any Repayment Premium or any fee payable in connection with the Incremental Facility Loan in connection therewith resulting in such Lender’s receiving payment of a proportion of the aggregate amount of the Loans and accrued interest thereon and any Exit Fee, the Upfront Fee, any Undrawn Fee, Repayment Premium or any fee payable in connection with the Incremental Facility Loan in connection therewith greater than its Applicable Percentage thereof as provided herein, then such Lender shall (x) notify the Administrative Agent of such fact and (y) purchase (for cash at face value) participations in the portions of the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of, accrued interest on and any Exit Fee, the Upfront Fee, any Undrawn Fee, Repayment Premium or any fee payable in connection with the Incremental Facility Loan in connection with their respective portions of the Loans and other amounts owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section 4.4(e) shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its portion of the Loans to any assignee or participant, other than an assignment to a Borrower or any Guarantor (as to which the provisions of this Section shall apply).

The Borrower, on behalf of itself and the Guarantors, hereby consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower or such Guarantor rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower or such Guarantor in the amount of such participation.

(f) Notwithstanding anything to the contrary herein, the Administrative Agent may direct that (i) any payments to be made by the Borrower or any other Loan Party to the Lenders be made directly to each applicable Lender at the account designated by each such Lender instead of to the Administrative Agent for further distribution to such Lenders and (ii) any payments to be made by any Lender to the Borrower or any other Loan Party be made directly by such Lender instead of to the Administrative Agent for further distribution to the Borrower or such other Loan Party. The Administrative Agent shall not have any responsibility for the receipt, application or distribution of any such payments that are made directly pursuant to this Section 4.4(f). Each such payment when made shall otherwise be applied in accordance with this Agreement.

SECTION 4.5 Setoff. Each Lender shall, upon the occurrence and during the continuance of any Default described in clauses (i) through (iv) of Section 9.1(h) or, upon the occurrence and during the continuance of any Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or on behalf of such Lender. Each Lender agrees promptly to notify the Borrower after any such appropriation and application made by such Lender; provided that, the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 4.5 are in addition to other rights and remedies (including other rights of setoff under applicable Law or otherwise) which such Lender may have.

SECTION 4.6 SOFR Rate Not Determinable.

(a) If prior to the commencement of any Interest Period for a Loan, the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Lenders notify the Administrative Agent that they have determined, that adequate and reasonable means do not exist for ascertaining the SOFR Rate for such Interest Period, then the Administrative Agent shall give notice thereof to the Borrower as promptly as practicable and, until the Administrative Agent notifies (if applicable, upon the instruction of the Lenders) the Borrower that the circumstances giving rise to such notice no longer exist, (i) the Loans shall bear interest calculated pursuant to Section 3.4 but using the Prime Rate instead of the SOFR Rate and (ii) the continuation of any outstanding Loan or the extension of a new Loan hereunder shall be made with interest calculated pursuant to Section 3.4 but using the Prime Rate instead of the SOFR Rate.

(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Lenders notify the Administrative Agent that they have determined, that (i) the circumstances set forth in Section 4.6(a) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 4.6(a) have not arisen but the supervisor for the administrator of the SOFR Rate has made a public statement identifying a specific date after which the SOFR Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent (at the direction of the Lenders) shall (in consultation with the Borrower) establish an alternate rate of interest to that based on the SOFR Rate that gives due consideration to the then-prevailing market convention for determining a rate of interest for loans in the United States at such time, and the Lenders and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes as the Lenders may determine to be appropriate. Until an alternate rate of interest shall be determined in accordance with this Section 4.6(b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 4.6(b), only to the extent the SOFR Rate for such Interest Period is not available or published at such time on a current basis), Section 4.6(a) shall be applicable.

SECTION 4.7 Defaulting Lenders

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 10.1.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.17 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Article V were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. No Defaulting Lender shall be entitled to receive any fees payable in respect of the Undrawn Fee (as defined in the Fee Letter) for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE V
CONDITIONS TO MAKING THE LOANS

SECTION 5.1 Credit Extensions. The obligation of each Lender to make its portion of the Initial Loan shall be subject to the execution and delivery of this Agreement by the Parties hereto and the Fee Letter by the parties thereto, the delivery of a Loan Request as requested pursuant to Section 2.2, and the satisfaction of each of the conditions precedent set forth below in this Article V (other than Sections 5.16 and 5.17). The obligation of each Lender to make its portion of the First Delayed Draw Loan shall be subject to the prior making of the Initial Loan, the delivery of a Loan Request as requested pursuant to Section 2.2, and the satisfaction of each of the conditions precedent set forth below in Sections 5.3, 5.8, 5.13, 5.16(a), 5.17 and 5.18. The obligation of each Lender to make its portion of the Second Delayed Draw Loan shall be subject to the prior making of the Initial Loan and the First Delayed Draw Loan, the delivery of a Loan Request as requested pursuant to Section 2.2, and the satisfaction of each of the conditions precedent set forth below in Sections 5.3, 5.8, 5.13, 5.16(b), 5.17 and 5.18. The obligation of each Lender to make its portion of the Third Delayed Draw Loan shall be subject to the prior making of the Initial Loan, the First Delayed Draw Loan and the Second Delayed Draw Loan, the delivery of a Loan Request as requested pursuant to Section 2.2, and the satisfaction of each of the conditions precedent set forth below in Sections 5.3, 5.8, 5.13, 5.16(c), 5.17 and 5.18. The obligation of each Lender to make its portion of the Fourth Delayed Draw Loan shall be subject to the prior making of the Initial Loan, the First Delayed Draw Loan, the Second Delayed Draw Loan and the Third Delayed Draw Loan, the delivery of a Loan Request as requested pursuant to Section 2.2, and the satisfaction of each of the conditions precedent set forth below in Sections 5.3, 5.8, 5.13, 5.16(d), 5.17 and 5.18. The obligation of each Lender to make its portion of the Fifth Delayed Draw Loan shall be subject to the prior making of the Initial Loan, the First Delayed Draw Loan, the Second Delayed Draw Loan, the Third Delayed Draw Loan and the Fourth Delayed Draw Loan, the delivery of a Loan Request as requested pursuant to Section 2.2, and the satisfaction of each of the conditions precedent set forth below in Sections 5.3, 5.8, 5.13, 5.16(e), 5.17 and 5.18. To the extent any Lenders make the Incremental Facility Loan, the Incremental Facility Loan shall be subject to such conditions as are set forth in the Incremental Facility Amendment.

SECTION 5.2 Secretary’s Certificate, Etc. The Administrative Agent and the Lenders shall have received from the Borrower and each Subsidiary party to a Loan Document, (i) a copy of a good standing certificate (or any equivalent document in the jurisdiction of organization of the relevant Person), dated a date reasonably close to the Closing Date, for each such Person and (ii) a certificate, dated as of the Closing Date, duly executed and delivered by such Person’s Secretary or Assistant Secretary, managing member or general partner, or other Authorized Officer, as applicable, as to:

(a) resolutions of each such Person’s board of directors (or other managing body, in the case of a Person other than a corporation) and any other corporate resolutions required by applicable Law or pursuant to such Person’s Organic Documents, each of which shall be then in full force and effect, authorizing the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;

(b) the incumbency and signatures of those of its officers, managers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Person; and

(c) the full force and validity of each Organic Document of such Person and copies thereof;

upon which certificates the Administrative Agent and each Lender may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

SECTION 5.3 Closing Date Certificates. The Administrative Agent and the Lenders shall have received a Closing Date Certificate, dated as of the Closing Date or applicable Delayed Draw Closing Date, as the case may be, and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed in all material respects to be true and correct representations and warranties (except with respect to any representation or warranty qualified by materiality or Material Adverse Effect, each of which representation or warranty is true and correct in all respects) of the Borrower as of such date (except to the extent that they relate specifically to an earlier specified date, in which case they are true and correct in all material respects (except with respect to any representation or warranty qualified by materiality or Material Adverse Effect, each of which representation or warranty is true and correct in all respects) on and as of such earlier date), and, at the time such certificate is delivered, such statements shall in fact be true and correct in all material respects (except with respect to any representation or warranty qualified by materiality or Material Adverse Effect, each of which representation or warranty is true and correct in all respects), and such statements shall include that (a) the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects (except with respect to any representation or warranty qualified by materiality or Material Adverse Effect, each of which representation or warranty is true and correct in all respects), (b) no Default shall have then occurred and be continuing, or would result from the Loans to be advanced on the Closing Date or applicable Delayed Draw Closing Date, as the case may be, and (c) all of the applicable conditions set forth in this Article V required to be satisfied by the Loan Parties on such date have been satisfied. All documents and agreements required to be appended to the Closing Date Certificate, if any, shall be in form and substance reasonably satisfactory to the Administrative Agents and the Lenders, shall have been executed and delivered by the requisite parties, and shall be in full force and effect.

SECTION 5.4 Payment of Outstanding Indebtedness, Etc. All Indebtedness identified in Schedule 5.4, together with all interest, all prepayment premiums and all other amounts due and payable with respect thereto, shall have been paid in full from the proceeds of the Initial Loan and the commitments in respect of such Indebtedness shall have been terminated, and all Liens securing payment of any such Indebtedness shall have been released and the Administrative Agent shall have received all UCC Form UCC‑3 termination statements or other instruments (including customary payoff letters) as may be suitable or appropriate in connection therewith.

SECTION 5.5 Delivery of Note. Each Lender shall have received a Note duly executed and delivered by an Authorized Officer of the Borrower.

SECTION 5.6 Financial Information, Etc. The Administrative Agent and the Lenders shall have received:

(a) audited consolidated financial statements of the Borrower and the Subsidiaries for each of the Fiscal Years ended December 31, 2023, December 31, 2024, and December 31, 2025;

(b) unaudited consolidated balance sheets of the Borrower and the Subsidiaries for each Fiscal Quarter ended after June 30, 2026, together with the related consolidated statement of operations and comprehensive loss, stockholders’ equity and cash flows for the three (3) months then ended; and

(c) such other financial information as to the Borrower and the Subsidiaries and their respective businesses, assets and liabilities as the Administrative Agent may have reasonably requested prior to the Closing Date.

SECTION 5.7 Compliance Certificate. The Administrative Agent and the Lenders shall have received an initial Compliance Certificate on a pro forma basis as if the Initial Loan had been made as of June 30, 2026 and as to such items therein as the Administrative Agent or any Lender reasonably requests, dated the Closing Date, duly executed (and with all schedules thereto duly completed) and delivered by the chief financial or accounting Authorized Officer of the Borrower.

SECTION 5.8 Solvency, Etc. The Administrative Agent shall have received a solvency certificate as to the Solvency of the Borrower and its Subsidiaries on a consolidated basis, duly executed and delivered by the chief financial or accounting Authorized Officer of the Borrower, dated as of the Closing Date or applicable Delayed Draw Closing Date, as the case may be, in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 5.9 Security Agreements. The Administrative Agent and the Lenders shall have received executed counterparts of the Security Agreement, dated as of the Closing Date, duly executed and delivered by the Borrower and each Guarantor, together with:

(a) certificates (in the case of Capital Securities that are securities (as defined in the UCC)) evidencing all of the issued and outstanding Capital Securities owned by the Borrower or any Guarantor in any Subsidiary of the Borrower, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, in the case of Capital Securities that are uncertificated securities (as defined in the UCC), confirmation and evidence satisfactory to the Administrative Agent that the security interest therein has been granted to and perfected by the Administrative Agent in accordance with Articles 8 and 9 of the UCC and all Laws otherwise applicable to the perfection of the pledge of such Capital Securities; and

(b) financing statements suitable in form for naming the Borrower and each Guarantor as a debtor and the Administrative Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interests of the Administrative Agent pursuant to the Security Agreement.

SECTION 5.10 Intellectual Property Security Agreements. The Administrative Agent shall have received a Patent Security Agreement, a Copyright Security Agreement and a Trademark Security Agreement, as applicable, each dated as of the Closing Date, duly executed and delivered by the Borrower or any Guarantor that, pursuant to the Security Agreement, is required to provide such intellectual property security agreements to the Administrative Agent for the benefit of the Secured Parties.

SECTION 5.11 Opinions of Counsel. The Administrative Agent and the Lenders shall have received an opinion, dated the Closing Date and addressed to the Administrative Agent and the Lenders, from Goodwin Procter LLP, counsel to the Borrower and the Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

SECTION 5.12 Insurance. The Administrative Agent and the Lenders shall have received certificates of insurance, from one or more insurance companies satisfactory to the Administrative Agent and the Lenders, evidencing coverage required to be maintained pursuant to each Loan Document, with the Administrative Agent named as lender loss payee or additional insured, as applicable.

SECTION 5.13 Fees, Expenses, Etc. The Administrative Agent and each Lender, as appliable, shall have received for its own account (a) all fees, costs and expenses due and payable pursuant to Section 10.3 and (b) all fees due and payable on the Closing Date or the applicable Delayed Draw Closing Date pursuant to this Agreement and the Fee Letter.

SECTION 5.14 Anti-Terrorism Laws. The Administrative Agent and the Lenders shall have received, as applicable, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act and any other foreign or local Laws.

SECTION 5.15 Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any Subsidiary shall be reasonably satisfactory in form and substance to the Administrative Agent and the Lenders, and the Administrative Agent and the Lenders shall have received all information, approvals, resolutions, opinions, documents or instruments as the Administrative Agent and the Lenders may reasonably request.

SECTION 5.16 Delayed Draw Loans.

(a) Solely as a condition to the First Delayed Draw Closing Date, the Lender shall be satisfied that [***].

(b) Solely as a condition to the Second Delayed Draw Closing Date, (i) the Lender shall be satisfied that the [***] and (ii) the First Delayed Draw Closing Date shall have occurred.

(c) Solely as a condition to the Third Delayed Draw Closing Date, (i) the Lender shall be satisfied that the [***] and (ii) the Second Delayed Draw Closing Date shall have occurred.

(d) Solely as a condition to the Fourth Delayed Draw Closing Date, (i) the Lender shall be satisfied that the [***], and (ii) the Third Delayed Draw Closing Date shall have occurred.

(e) Solely as a condition to the Fifth Delayed Draw Closing Date, (i) the Lender shall be satisfied that the [***] and (ii) the Third Delayed Draw Closing Date shall have occurred.

SECTION 5.17 Disclosure Schedules. Immediately prior to each Delayed Draw Closing Date, the Borrower shall deliver to the Administrative Agent and the Lenders updates to Schedules 6.15(a), 6.15(d), 6.15(g), 6.15(j), 6.16, 6.19 and 6.22, each such updated Schedule to be complete and accurate as of such Delayed Draw Closing Date.

SECTION 5.18 Material Adverse Change. From December 31, 2025 until the Closing Date or the applicable Delayed Draw Closing Date, no circumstance shall have occurred that could reasonably be expected to have a Material Adverse Effect.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans hereunder, the Borrower represents and warrants to the Administrative Agent and the Lenders that:

SECTION 6.1 Organization, Etc. The Borrower and each Subsidiary (a) (i) is validly organized and existing and in good standing (or comparable concept) under the laws of the jurisdiction of its incorporation or organization, and (ii) is duly qualified to do business and is in good standing as a foreign entity (or comparable concept) in each jurisdiction where the nature of its business requires such qualification (in the case of this clause (a)(ii) unless the failure to so qualify as a foreign entity would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), and (b) has full power and authority and holds all requisite governmental licenses, permits, clearances and other approvals required (i) to enter into and perform its obligations under each Loan Document to which it is a party, and (ii) to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

SECTION 6.2 Due Authorization, Non-Contravention, Etc. The execution, delivery and performance by the Borrower and each Subsidiary of each Loan Document executed or to be executed by it are in each case within such Person’s corporate or organizational powers, have been duly authorized by all necessary corporate or organizational action, and do not:

(a) contravene (i) the Borrower’s or any Subsidiary’s Organic Documents, (ii) in any material respect, any court decree or order binding on or affecting the Borrower or any Subsidiary or (iii) in any material respect, any Law or governmental regulation binding on or affecting the Borrower or any Subsidiary; or

(b) (i) result in or require the creation or imposition of any Lien on the Borrower’s or any Subsidiary’s properties (except as permitted by this Agreement) or (ii) result in a default under any material contract, agreement, or instrument binding on or affecting the Borrower or any Subsidiary.

SECTION 6.3 Government Approval, Regulation, Etc. No authorization, approval, clearance or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than (i) those that have been, or on the Closing Date will be, duly obtained or made and which are, or on the Closing Date will be, in full force and effect, and (ii) recordings, filings and other perfection actions in connection with the Liens granted to the Administrative Agent under this Agreement or any other Loan Document) is required for the due execution, delivery or performance by the Borrower or any Subsidiary of any Loan Document to which it is a party.

SECTION 6.4 Validity, Etc. Each Loan Document to which the Borrower or any Subsidiary is a party constitutes the legal, valid and binding obligations of such Person enforceable against such Person in accordance with its respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

SECTION 6.5 Financial Information. The consolidated financial statements of the Borrower and the Subsidiaries furnished to the Administrative Agent and the Lenders pursuant to Sections 5.6 and 7.1 have been prepared in accordance with GAAP, consistently applied, subject to changes resulting from normal, year-end audit adjustments, and present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

SECTION 6.6 No Material Adverse Change. Since December 31, 2025, no Material Adverse Effect has occurred.

SECTION 6.7 Litigation, Labor Matters and Environmental Matters.

(a) Except as described on Schedule 6.7(a), there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against, threatened in writing against, or, to the knowledge of the Borrower, otherwise threatened, against or affecting the Borrower or any Subsidiary (i) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in liabilities in excess of $[***] or (ii) that would reasonably be likely to adversely affect this Agreement or the transactions contemplated hereby.

(b) There are no labor controversies pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary (i) that would reasonably be expected, individually or in the aggregate, to result in liabilities in excess of $[***] or (ii) that would reasonably be likely to adversely affect this Agreement or the transactions contemplated hereby.

(c) Neither the Borrower nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any Permit required under any Environmental Law (“Environmental Permit”), (ii) is or has been subject to any Environmental Liability, (iii) has received notice of any Environmental Liability, or (iv) knows of any basis for any Environmental Liability, in each case of clauses (i) through (iv) above, which would reasonably be expected to result in liabilities to the Borrower and the Subsidiaries, taken as a whole, in excess of $[***].

SECTION 6.8 Subsidiaries. The Borrower has no Subsidiaries except those Subsidiaries which are identified in Schedule 6.8 (which Schedule also identifies the direct and indirect owners of the Capital Securities of such Subsidiaries), subject to any dissolutions or dispositions thereof that are permitted under this Agreement or which are permitted to have been organized or acquired after the Closing Date in accordance with Section 8.5 and Section 8.7.

SECTION 6.9 Ownership of Properties. The Borrower and each Subsidiary owns (a) in the case of owned real property, good and marketable fee title to, and (b) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its properties and assets, tangible and intangible, of any nature whatsoever, that are reasonably necessary in the ordinary course of business of the Borrower and its Subsidiaries, free and clear in each case of all Liens or claims, except for Liens permitted pursuant to Section 8.3.

SECTION 6.10 Taxes. Each of the Borrower and each Subsidiary has filed all federal and any material foreign, state, local and other tax returns and reports required by Law to have been filed by it and has paid all Taxes due and owing, except (a) any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or (b) to the extent that the failure to do so would reasonably be expected, individually or in the aggregate, to result in liabilities in excess of $[***].

SECTION 6.11 Benefit Plans, Etc. None of the Borrower or any of the Subsidiaries or any of their respective ERISA Affiliates sponsors, maintains, contributes to, is required to contribute to, or has any actual or potential liability with respect to, any Benefit Plan. None of the Borrower or any of the Subsidiaries is a party to any collective bargaining agreement, and none of the employees of the Borrower or any of the Subsidiaries are subject to any collective bargaining agreement with respect to their employment with the Borrower, any of the Subsidiaries or any of their respective ERISA Affiliates. Each (i) “employee benefit plan,” as defined in section 3(3) of ERISA, that provides retirement benefits, is sponsored by the Borrower or its Subsidiaries, and is intended to be tax qualified under section 401 of the Code has a determination letter or opinion letter from the Internal Revenue Service on which it remains entitled to rely and no assets of any such plan are invested in Capital Securities of the Borrower and (ii) employee benefit plan, program or arrangement sponsored, maintained, contributed to or required to be contributed to by the Borrower or any Subsidiary has complied, both in form and in operation in all material respects with its terms and applicable Law.

SECTION 6.12 Accuracy of Information. None of the information (other than any projections, forward-looking estimates and pro forma financial information and any general economic or specific industry information) heretofore or contemporaneously furnished in writing to the Administrative Agent or any Lender by or on behalf of the Borrower or any Subsidiary in connection with any Loan Document or any transaction contemplated hereby contains any untrue statement of a material fact when furnished and when taken as a whole, or omits to state any material fact necessary to make any such information not misleading in any material respect in light of the circumstances under which such statements were made. All financial projections and pro forma financial information delivered to the Administrative Agent and the Lenders by the Borrower (or its agents) have been prepared on the basis of good faith estimates and assumptions believed by the Borrower to be fair and reasonable in light of current business conditions as of the date thereof; provided, however, that, such projections are subject to uncertainties and contingencies, that no assurances can be given that any particular projections will be attained and that actual results during the period or periods covered by such financial information may differ significantly from the projected results set forth therein and that such differences may be material.

SECTION 6.13 Regulations U and X. None of the Borrower or any Subsidiary is engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no part of the proceeds of the Loans will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or Regulation X. Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

SECTION 6.14 Solvency. The Borrower, individually, and the Borrower and its Subsidiaries taken as a whole, on a consolidated basis, both before and after giving effect to the Loans, are Solvent.

SECTION 6.15 Intellectual Property.

(a) Schedule 6.15(a) sets forth a complete and accurate list as of the Closing Date or the applicable Delayed Draw Closing Date, as the case may be, of all (i) Patents including any Patent applications, (ii) registered and material unregistered Trademarks (including domain names) and any pending registrations for Trademarks, (iii) any other registered Intellectual Property (including registered Copyrights) and (iv) any material unregistered Copyrights, in each case (i) through (iv), owned by, purportedly owned by or licensed to the Borrower or any of the Subsidiaries; provided that, with respect to Intellectual Property licensed to the Borrower or any of the Subsidiaries, Schedule 6.15(a) does not include a list of such Intellectual Property licensed to the Borrower or any of the Subsidiaries on a non-exclusive basis pursuant to a license grant that does not identify such Intellectual Property specifically and that is contained in an agreement with a collaborator, contract manufacturing organization, contract research organization, or other service provider, in each case, that is not material to the business of the Borrower and the Subsidiaries. For each item of Intellectual Property listed on Schedule 6.15(a), the Borrower has, where relevant, indicated (A) the countries in each case in which such item is registered, (B) the application numbers, (C) the registration or patent numbers, (D) the owner of such item of Intellectual Property, and (E) with respect to Intellectual Property owned by any Third Party, the agreement pursuant to which that Intellectual Property is licensed to the Borrower or any Subsidiary.

(b) The Owned Intellectual Property and Licensed Intellectual Property together constitute all material Intellectual Property that is necessary for the operation of the business of the Borrower and the Subsidiaries as currently conducted and as currently proposed to be conducted. This Section 6.15(b) shall not be construed as a representation that the Borrower or any Subsidiary is Infringing any Intellectual Property of any Person.

(c) The Borrower or a Subsidiary owns or has a valid license or rights in any other form, as applicable, to all rights associated with the Owned Intellectual Property and the Licensed Intellectual Property. The Owned Intellectual Property and the agreements associated with the Licensed Intellectual Property are free and clear of any and all Liens other than Liens permitted pursuant to Section 8.3. This Section 6.15(c) shall not be construed as a representation that the Borrower or any Subsidiary is Infringing any Intellectual Property of any Person.

(d) The Borrower or a Subsidiary, as applicable, is the sole and exclusive owner of all rights, title and interest in and to all Owned Intellectual Property, except for jointly owned Intellectual Property as indicated in Schedule 6.15(d).

(e) All Owned Intellectual Property and, to the knowledge of the Borrower, Licensed Intellectual Property, in each case, that is material for the operation of the business of the Borrower and its Subsidiaries is in full force and effect, and has not expired, lapsed or been forfeited, cancelled or abandoned unless (A) permitted hereunder or (B) such expiration, lapse, forfeiture, cancellation or abandonment occurred in the normal course of prosecution of such material Owned Intellectual Property or Licensed Intellectual Property with a Governmental Authority.

(f) Each of the Borrower and the Subsidiaries, as applicable, has taken commercially reasonable actions to maintain and protect all Owned Intellectual Property and all Licensed Intellectual Property that is exclusively licensed (“Exclusively Licensed Intellectual Property”), including by timely paying all registration, maintenance and renewal fees payable by the Borrower or any of the Subsidiaries.

(g) Except as set forth in Schedule 6.15(g), (i) there is no actual or threatened in writing proceeding challenging the ownership, validity or enforceability of any Owned Intellectual Property or Licensed Intellectual Property that is required to be set forth on Schedule 6.15(a), and (ii) none of the Borrower or any of the Subsidiaries is involved in any proceeding challenging the ownership, validity or enforceability of any Intellectual Property of any Person and none of the Owned Intellectual Property or Licensed Intellectual Property is the subject of any Other Administrative Proceeding.

(h) (i) All Owned Intellectual Property and Exclusively Licensed Intellectual Property is subsisting and, to the knowledge of the Borrower, valid and enforceable, and (ii) no event has occurred, and nothing has been done or omitted to have been done, that would reasonably be expected to adversely affect the validity or enforceability of any such Intellectual Property.

(i) There are no claims pending or threatened in writing that have been brought by the Borrower or any Subsidiary against any Person alleging Infringement of any Owned Intellectual Property or Licensed Intellectual Property that could be expected to affect any material Owned Intellectual Property or Licensed Intellectual Property. To the knowledge of the Borrower, no Third Party is committing any act of Infringement of any Owned Intellectual Property or Licensed Intellectual Property.

(j) With respect to each license agreement listed on Schedule 6.15(a), the applicable license agreement (i) is in full force and effect and is binding upon and enforceable against the Borrower and the Subsidiaries to the extent party thereto and, to the knowledge of the Borrower, all other parties thereto in accordance with its terms, (ii) has not been amended or otherwise modified, except as set forth on Schedule 6.15(j), and (iii) has not resulted in a notice to Borrower or any Subsidiary of a material default or material breach thereunder (and with respect to material defaults or material breaches of parties other than the Borrower and the Subsidiaries to such license agreement, to the knowledge of the Borrower). None of the Borrower or any of the Subsidiaries has taken or omitted to take any action that would permit any other Person that is a party to any such license agreement to have, and no such Person otherwise has, any defenses, counterclaims, termination rights or rights of setoff thereunder.

(k) As of the Closing Date and each Delayed Draw Closing Date, as the case may be, neither the Borrower nor any of the Subsidiaries has received written notice or, to the knowledge of the Borrower, any other communications from any Third Party alleging that the conduct of the business of the Borrower or any of the Subsidiaries (including the development, manufacture, use, sale or other commercialization of any Product) Infringes any Intellectual Property of that Third Party and, to the knowledge of the Borrower, the conduct of its business and the business of the Subsidiaries (including the development, manufacture, use, sale or other commercialization of any Product) does not Infringe any Intellectual Property of any Third Party, in each case, that could be expected to result in a Material Adverse Effect.

(l) The Borrower and the Subsidiaries have used commercially reasonable efforts and precautions to protect their (i) rights in, and with respect to, Confidential

Business Information, and maintain the confidentiality of, their respective Owned Intellectual Property and (ii) respective commercially significant unregistered Intellectual Property. All current and former employees of the Borrower and each Subsidiary, and all other Persons with access to any Confidential Business Information, are subject to written agreements that include customary confidentiality terms and restriction on use terms sufficient to maintain the confidential status and limit the use of such Confidential Business Information. No trade secret of the Borrower or any of its Subsidiaries with respect to any Product has been published or disclosed to any Person, except pursuant to a written agreement requiring such Person to keep such trade secret confidential.

SECTION 6.16 Material Agreements.

(a) Set forth on Schedule 6.16 is a complete and accurate list as of the Closing Date or the applicable Delayed Draw Closing Date, as the case may be, of all Material Agreements, in each case of the Borrower or any of the Subsidiaries, with an adequate description of the parties thereto, subject matter thereof and amendments and modifications thereto. As of such dates, respectively, each such Material Agreement (i) is in full force and effect and is legal, valid and binding upon and enforceable against the Borrower and the Subsidiaries party thereto and, to the knowledge of the Borrower, all other parties thereto in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity) and (ii) has not been amended or otherwise modified. As of such dates, respectively, (A) neither the Borrower nor any of the Subsidiaries is, in any material respect, in breach or in default under any Material Agreement, nor has the Borrower or any of the Subsidiaries taken any action that would permit any other Person party to any Material Agreement to have, and no such Person otherwise has, any defenses, counterclaims, termination rights or rights of setoff thereunder and (B) to the knowledge of the Borrower, no such other Person party to such Material Agreement is, in any material respect, in breach or in default thereunder.

(b) The Borrower has provided to the Administrative Agent and the Lenders full, complete and correct copies of all Material Agreements (including all exhibits and schedules thereto), as of the Closing Date or the relevant Delayed Draw Closing Date, as the case may be.

SECTION 6.17 Permits. The Borrower and the Subsidiaries have all material Permits required for the ownership, operation and conduct of their business, as currently conducted, including their testing and distribution of the Products, and all such Permits are validly held, and there are no defaults thereunder.

SECTION 6.18 Regulatory Matters.

(a) All Key Permits held by the Borrower and the Subsidiaries are (i) legally and beneficially owned exclusively by the Borrower or such Subsidiary, free and clear of all Liens other than Liens permitted pursuant to Section 8.3, and (ii) validly registered and on file with the applicable Governmental Authority, in compliance with all filing and maintenance requirements (including any fee requirements) thereof, and are in good standing, valid and enforceable with the applicable Governmental Authority. All required Regulatory Authorizations and other notices, registrations and listings, supplemental applications or notifications, reports (including reports of adverse experiences) and other required filings with respect to the Products have been filed with Regulatory Agencies and all other applicable Governmental Authorities, except where the failure to file the same would not, whether individually or in the aggregate reasonably be expected to have a Material Adverse Effect. None of the Borrower or any of the Subsidiaries has received any written notice that any Key Permits have been or are being revoked, withdrawn, suspended, or materially limited, or that any such action is being considered.

(b) The business of the Borrower and the Subsidiaries comply with, and Products were and/or are being designed, researched, developed, manufactured, tested, distributed, stored, packaged, labeled, and sold in compliance in all material respects with, (i) all applicable Laws, including, without limitation, all applicable requirements of the FD&C Act, the PHSA and similar state Laws, and (ii) all Regulatory Authorizations and other Key Permits. None of the Borrower and the Subsidiaries, nor their respective suppliers (including any contract manufacturer), have received any inspection reports, warning letters, untitled letters or similar documents with respect to any Product, or the business of the Borrower and the Subsidiaries, from any Governmental Authority that assert lack of compliance with any applicable Laws. None of the Borrower or any of the Subsidiaries has received any written notice of, or otherwise have knowledge of, any pending regulatory enforcement action, investigation or inquiry against the Borrower or any of the Subsidiaries, or any of their respective suppliers with respect to the Products, and, to the knowledge of the Borrower, there is no basis for any adverse regulatory action against the Borrower or any of the Subsidiaries or, to the knowledge of the Borrower, their respective suppliers, with respect to the Products. To the knowledge of Borrower (i) there have been no product recalls, safety alerts, withdrawals, clinical holds, marketing suspensions, removals or the like conducted, undertaken or issued by any Person, whether or not at the request, demand or order of any Governmental Authority or otherwise, with respect to any Product, except as set forth in Schedule 6.18(b)(i), (ii) no such product recalls, safety alerts, corrections, withdrawals, clinical holds, marketing suspensions, removals or the like have been requested, demanded or ordered by any Governmental Authority, except as set forth in Schedule 6.18(b)(ii), and (iii) there is no basis for the issuance of any such product recalls, safety alerts, corrections, withdrawals, clinical holds, marketing suspensions, removals or the like by any Person with respect to any Products. To the knowledge of Borrower, none of the Borrower or any of the Subsidiaries has received any written notice of, and does not otherwise have knowledge of, any criminal, injunctive, seizure, detention or civil penalty actions that have at any time been commenced or threatened in writing by any Governmental Authority with respect to or in connection with any Products, or any consent decrees (including plea agreements) which relate to any Products, and, to the knowledge of the Borrower, there is no basis for the commencement for any criminal injunctive, seizure, detention or civil penalty actions by any Governmental Authority relating to the Products or for the issuance of any consent decrees.

(c) None of the Borrower or any of its Subsidiaries, or, to the knowledge of the Borrower, any of their respective suppliers, has received written notice or threat of commencement of action by any Governmental Authority to withdraw its approval of any

Product, to enjoin production of the Products at any facility, or otherwise to seize any Product. No Product in the inventory of the Borrower or any of its Subsidiaries, or otherwise currently in commercial distribution is adulterated or misbranded. All labels and labeling (including package inserts) and product information are in material compliance with applicable FDA and other Governmental Authority requirements, and the Products are in material compliance with all applicable classification, registration, listing, tracking, reporting, recordkeeping and audit requirements of the FDA and any other Governmental Authority. All advertising or other promotion of all Products by the Borrower or any of its Subsidiaries has been conducted in material compliance with FDA and other Governmental Authority requirements for advertising and promotion of pharmaceuticals.

(d) All manufacturing facilities owned or operated by the Borrower or any of the Subsidiaries, or (even if not owned by Borrower or any Subsidiary, i.e., a contract manufacturer) used in the production of any Product, are and have been operated in material compliance with GMPs and all other applicable Laws. The FDA has not issued any Form 483, Warning Letter, or untitled letter with respect to any such facility, or otherwise alleged any non-compliance with GMPs. All such facilities are operated in compliance with other applicable Laws. To the extent that Borrower uses one or more contract manufacturers in the production of any Product, Borrower has conducted GMP audits of such facilities and is not aware of any circumstance which reasonably could be expected to result in any enforcement action against such facility or contract manufacturer by any Regulatory Authority, which enforcement action could reasonably be expected to have a Material Adverse Effect.

(e) The Borrower has made available to the Administrative Agent and the Lenders all Key Permits and material correspondence to or from FDA, CMS, or other relevant Governmental Authorities, including inspection reports, warning letters, untitled letters, and material reports, studies and other correspondence (including meeting minutes and contact reports relating to any material communications with any Governmental Authority), other than opinions of counsel that are attorney-client privileged, with respect to regulatory matters relating to the Borrower and the Subsidiaries, the conduct of their business, the operation of any manufacturing facilities owned or operated by the Borrower or any of the Subsidiaries, and the Products.

(f) All studies, tests and preclinical and clinical trials relating to the Products conducted by or on behalf of the Borrower or any of and the Subsidiaries and, to the knowledge of the Borrower, their respective licensees, licensors and third party services providers and consultants, have been conducted, and are currently being conducted, in material compliance with all applicable Laws, including, but not limited to, the FD&C Act, the PHSA, GCPs and, to the extent required by FDA regulations, current good laboratory practices and all similar applicable Laws. All material results of such studies, tests and trials, and all other material information related to such studies, tests and trials, have been made available to the Administrative Agent and the Lenders. The summaries and descriptions of any of the foregoing provided to the Administrative Agent and the Lenders are accurate and contain no material omissions. None of the Borrower and the Subsidiaries, or, to the knowledge of the Borrower, any of their respective licensees, licensors or third party services providers or consultants, has received from the FDA or other applicable

Governmental Authority any notices or correspondence requiring the termination, suspension, material modification or clinical hold of any studies, tests or clinical trials (in whole or in part) conducted by or on behalf of the Borrower and the Subsidiaries with respect to or in connection with the Products. No clinical trial conducted by or on behalf of the Borrower and the Subsidiaries with respect to any Product has used any clinical investigator who has been disqualified under FDA regulations. To the extent necessary by applicable Law, the Borrower and each Subsidiary, as applicable, has obtained all necessary Regulatory Authorizations for the conduct of any clinical investigations conducted by or on behalf of the Borrower or such Subsidiary.

(g) There has been (i) no material untrue statement of fact and no fraudulent statement made by the Borrower or any of the Subsidiaries or to the knowledge of the Borrower, by any of their respective agents or representatives (when acting in such capacity) to the FDA, CMS, or any other relevant Governmental Authority except (x) where any such untrue statement of fact has subsequently been corrected or (y) where failure to do so would not reasonably be expected to have a Material Adverse Effect, and (ii) no failure to disclose any material fact required to be disclosed to the FDA, any Regulatory Agency, or any other relevant Governmental Authority.

(h) There is no arrangement relating to the Borrower or the Subsidiaries providing for any rebates, kickbacks or other forms of compensation that are unlawful to be paid to any Person in return for the referral of business or for the arrangement for recommendation of such referrals. All billings by the Borrower and the Subsidiaries for their services have been true and correct in all material respects and are in compliance with all applicable Laws, including the Federal False Claims Act or any applicable state false claim or fraud law. None of the Borrower and the Subsidiaries has received any notice from the United States Department of Justice, any U.S. Attorney, any State Attorney General, or other similar Governmental Authority alleging any violation of the Federal Anti-kickback Statute, the Federal False Claims Act, the Foreign Corrupt Practices Act, any federal Laws, or similar state or foreign Laws. None of the Borrower and the Subsidiaries is aware of any conduct that reasonably could be interpreted as a violation of any such Laws.

(i) The transactions contemplated by the Loan Documents (or contemplated by the conditions to effectiveness of any Loan Document) will not materially impair the Borrower’s or any of the Subsidiaries’ ownership of or rights under (or the license or other right to use, as the case may be) any Key Permits relating to the Products.

(j) No right of the Borrower or any of the Subsidiaries to receive reimbursements pursuant to any government program or private program has ever been terminated or otherwise adversely affected as a result of any investigation or enforcement action, whether by any Governmental Authority or other Third Party, and none of the Borrower or any Subsidiary has been the subject of any inspection, investigation, or audit, by any Governmental Authority in connection with any alleged improper activity.

(k) None of the Borrower or any of the Subsidiaries, nor, to the Borrower’s knowledge, any individual who is an officer, director, manager, employee, agent or managing agent of the Borrower or any of the Subsidiaries has been convicted of, charged with or, to the Borrower’s knowledge, investigated for any federal or state health program-related offense or any other offense related to healthcare or been excluded or suspended from participation in any such program; or, to the Borrower’s knowledge, within the past five (5) years, has been convicted of, charged with or, to the Borrower’s knowledge, investigated for a violation of Laws related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation or controlled substances, or has been subject to any judgment, stipulation, order or decree of, or criminal or civil fine or penalty imposed by, any Governmental Authority related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation or controlled substances. None of the Borrower or any of the Subsidiaries, nor, to the Borrower’s knowledge, any individual who is an officer, director, employee, agent or managing agent of the Borrower or any of the Subsidiaries has been convicted of any crime or engaged in any conduct that has resulted or would reasonably be expected to result in a debarment or exclusion under (i) 21 U.S.C. Section 335a, (ii) Section 1128 of the Social Security Act or (iii) any similar applicable Law. No debarment proceedings or investigations in respect of the business of the Borrower or any of the Subsidiaries are pending or, to the Borrower’s knowledge, threatened against the Borrower, any of the Subsidiaries or any individual who is an officer, director, manager, employee, agent or managing agent of the Borrower or any of the Subsidiaries.

SECTION 6.19 Transactions with Affiliates. Except as set forth on Schedule 6.19, none of the Borrower or any Subsidiary has entered into, renewed, extended or been a party to, any transaction (including the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any of its Affiliates during the three (3)-year period immediately prior to the Closing Date or the applicable Delayed Draw Closing Date, as the case may be.

SECTION 6.20 Investment Company Act. None of the Borrower or any Subsidiary is an “investment company” or is “controlled” by an “investment company,” as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 6.21 OFAC. None of the Borrower, any Subsidiary or, to the knowledge of the Borrower, any Related Party (a) is currently the subject of any Sanctions, (b) is located, organized or residing in any Designated Jurisdiction, or (c) is or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction. No Loan, nor the proceeds from any Loan, has been or will be used, directly or indirectly, to lend, contribute or provide to, or has been or will be otherwise made available to fund, any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including the Administrative Agent, the Lenders and any of their respective Affiliates) of Sanctions.

SECTION 6.22 Deposit and Disbursement Accounts. Set forth on Schedule 6.22 is a complete and accurate list as of the Closing Date or applicable Delayed Draw Closing Date, as the case may be, of all banks and other financial institutions at which the Borrower or any Subsidiary maintains deposit accounts, lockboxes, disbursement accounts, investment accounts or other similar accounts, such Schedule correctly identifies the name and address of each bank or financial institution, the name in which each such account is held, the type of each such account, and the complete account number for each such account, and each such account (other than Excluded Accounts) is a Controlled Account to the extent required pursuant to Section 7.13.

SECTION 6.23 Customer and Trade Relations. There exists no actual or, to the knowledge of the Borrower, threatened termination or cancellation of, or any material adverse modification or change in (a) the business relationship of the Borrower or any Subsidiary with any customer or group of customers whose purchases during the preceding twelve (12) calendar months caused such customer or group of customers to be ranked among the five largest customers of the Borrower or such Subsidiary, as applicable, or (b) the business relationship of the Borrower or any Subsidiary with any supplier material to its operations.

SECTION 6.24 Data Privacy and Information Security.

(a) The Borrower and its Subsidiaries maintain commercially reasonable data security policies, processes, and controls and an appropriate privacy program in accordance with applicable Law in all material respects. To knowledge of the Borrower, none of the Borrower’s or any Subsidiary’s privacy statements or disclosures in the past five (5) years have been or are misleading or deceptive in any material manner, and the contemplated transactions to be consummated hereunder as of the Closing Date or any Delayed Draw Closing Date will not violate any privacy statements, other consumer-facing disclosures or Laws in any material respect. There is not currently pending and there has not been in the past five (5) years any material action, proceeding, suit or claim against the Borrower or its Subsidiaries with respect to privacy or data security. To the knowledge of the Borrower, none of the Borrower or any Subsidiary nor any Products have experienced in the past five (5) years any material security incident in which an unauthorized party accessed or acquired Personal Data or Confidential Business Information.

(b) The Borrower and its Subsidiaries have contractually obligated all material Data Processors that process Personal Data on behalf of its Subsidiaries to commercially reasonable contractual terms relating to the protection and use of Personal Data and IT Assets. The Borrower and its Subsidiaries have taken commercially reasonable measures reasonably designed to assess that such Data Processors have complied with their contractual obligations.

(c) The IT Assets are sufficient and operate and perform as is necessary to conduct the business of the Borrower and the Subsidiaries as currently conducted and as currently proposed to be conducted by the Borrower and the Subsidiaries. To the knowledge of the Borrower, neither the IT Assets nor any Products contain any “virus,” “spyware,” “malware,” “worm,” “Trojan horse” (as such terms are commonly understood in the software industry), disabling codes or instructions, or other similar code or software routines or components that are designed or intended to delete, destroy, disable, interfere with, perform unauthorized modifications to, or provide unauthorized access to any data, files, software, system, network, or other device. The Borrower and the Subsidiaries have established, implemented and tested backup and disaster recovery policies, procedures and systems consistent with generally accepted industry standards, and sufficient to reasonably maintain the operation of the business of the Borrower and the Subsidiaries as currently conducted and as currently proposed to be conducted by the Borrower and the Subsidiaries.

(d) Borrower, its Subsidiaries and, to the knowledge of Borrower, any Data Processors have, in all material respects, implemented and maintained commercially reasonable organizational, physical, administrative and technical measures designed to protect the operation, confidentiality, integrity, and security of all Confidential Business Information, Personal Data and IT Assets (including, for clarity, all information and transactions stored or contained therein or transmitted thereby) against unauthorized access, acquisition, interruption, alteration, modification, or use. To the knowledge of Borrower, no Person has obtained unauthorized access to or use of any Confidential Business Information, Personal Data and IT Assets that would be reasonably expected to adversely affect in any material respect the Borrower and its Subsidiaries.

(e) The Borrower and its Subsidiaries have taken or caused to be taken commercially reasonable precautions designed to ensure that all material IT Assets (i) are free from any defect, bug, virus or programming, design or documentation error or corruption or other defect, and (ii) are fully functional and operate and run in a commercially reasonable business manner. To the knowledge of the Borrower, none of the material IT Assets have malfunctioned or failed or have experienced any breakdowns or continued substandard performance in the past twenty-four (24) months that has caused substantial disruption or substantial interruption in the Borrower’s or any Subsidiary’s use thereof or to the business of the Borrower and the Subsidiaries.

SECTION 6.25 HIPAA. None of the Borrower or any Subsidiary is a Covered Entity or a Business Associate, as those terms are defined in 45 C.F.R. 160.103. The Borrower and the Subsidiaries do not transmit any health information in electronic form in connection with a transaction covered by 45 C.F.R. Subtitle A, Subchapter C.

ARTICLE VII
AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with the Administrative Agent and the Lenders that until the Termination Date has occurred, the Borrower will, and will cause the Subsidiaries to, perform or cause to be performed the obligations set forth below.

SECTION 7.1 Financial Information, Reports, Notices, Etc. The Borrower will furnish the Administrative Agent for further delivery to the Lenders copies of the following financial statements, reports, notices and information:

(a) as soon as available and in any event within thirty (30) days after the end of each calendar month, (x) beginning with the month ending September 30, 2026, the Liquidity at the end of such calendar month and at the end of the corresponding calendar month in the preceding Fiscal Year, and (y) beginning with the month ending immediately after the Lonvo-Z FDA Approval Date has occurred, unaudited reports of (i) the Net Revenue for each Product for such calendar month, for the year-to-date portion of the applicable Fiscal Year and for the trailing twelve (12)-month period ending as of the last day of such calendar month, and including in comparative form the figures for the corresponding calendar month in, the year-to-date portion of, and for the trailing twelve (12)-month period ending as of the last day of the corresponding calendar month in, the immediately preceding Fiscal Year, (ii) the Liquidity at the end of such calendar month and at the end of the corresponding calendar month in the preceding Fiscal Year, and (iii) a Dashboard Report with respect to such calendar month, in each case with supporting detail and certified as complete and correct by the chief financial or accounting Authorized Officer of the Borrower (subject to normal year-end audit adjustments);

(b) as soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year beginning with the Fiscal Quarter ending September 30, 2026, (i) an unaudited consolidated balance sheet of the Borrower and the Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income, stockholders’ equity and cash flow of the Borrower and the Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter and (ii) the Net Revenue for each Product for such Fiscal Quarter, for the year-to-date portion of the applicable Fiscal Year and for the trailing twelve (12)-month period ending as of the last day of such Fiscal Quarter and including (in each case) in comparative form the figures for the corresponding Fiscal Quarter in, and the year-to-date portion of, and the trailing twelve (12)-month period ending as of the last day of the corresponding Fiscal Quarter in, the immediately preceding Fiscal Year, certified as complete and correct by the chief financial or accounting Authorized Officer of the Borrower (subject to normal year-end audit adjustments and the absence of footnotes, but not subject to any qualification or statement which is of a “going concern” or similar nature);

(c) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year beginning with the Fiscal Year ended December 31, 2026, a copy of the consolidated balance sheet of the Borrower and the Subsidiaries, and the related consolidated statements of income, stockholders’ equity and cash flow of the Borrower and the Subsidiaries for such Fiscal Year setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by independent public accountants acceptable to the Administrative Agent and the Lenders (it being understood that Deloitte LLP or any “big Four” accounting firm are acceptable to the Administrative Agent);

(d) concurrently with the delivery of the financial information pursuant to clauses (a), (b) and (c), a Compliance Certificate, executed by the chief financial or accounting Authorized Officer of the Borrower, (i) showing compliance with the financial covenants set forth in Section 8.4 and stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that the Borrower or any of the Subsidiaries has taken or proposes to take with respect thereto), (ii) stating that no Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate (or, if a Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate, a statement that such Subsidiary has complied with Section 7.8), (iii) stating that no real property has been acquired by the Borrower or any of the Subsidiaries since the delivery of the last Compliance Certificate (or, if any real property has been acquired since the delivery of the last Compliance Certificate, a statement that the Borrower or such Subsidiary has complied with Section 7.8 with respect to such real property) (iv) stating that no rental payments on any leased real property of the Borrower and its Subsidiaries are more than thirty (30) days past due (or if any rental payments are more than thirty (30) days past due, specifying the payment amounts that are past due, the amount of days such payments are past due and the action that the Borrower or such Subsidiary has taken or proposes to take with respect thereto) and (v) a list of any return, recovery, dispute or claim related to Product or inventory that involves more than $[***];

(e) as soon as possible and in any event within five (5) Business Days after the Borrower obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower or any of the Subsidiaries has taken or proposes to take with respect thereto;

(f) as soon as possible and in any event within five (5) Business Days after the Borrower obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Schedule 6.7(a) or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7, notice thereof and, to the extent the Administrative Agent or any Lender requests, copies of all documentation reasonably requested by such Lender relating thereto (excluding any documentation subject to attorney-client privilege);

(g) as soon as possible and in any event within three (3) days after the Borrower obtains knowledge of any return, recovery, dispute or claim related to Product or inventory that has had, or would reasonably be expected to have, a Material Adverse Effect;

(h) as soon as possible and in any event within five (5) Business Days after the Borrower obtains knowledge of (i) any claim that the Borrower, any of the Subsidiaries or one of their ERISA Affiliates has actual or potential liability under a Benefit Plan that would be expected to result in liability in excess of $[***], (ii) any effort to unionize the employees of the Borrower or any Subsidiary, or (iii) non-routine correspondence with the Internal Revenue Service regarding the qualification of a retirement plan under Section 401(a) of the Code that relates to a failure that could reasonably be expected to result in liability for the Borrower or any of the Subsidiaries in excess of $[***];

(i) promptly, and in any event within three (3) days, after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which the Borrower or any of the Subsidiaries files with the SEC or any national securities exchange;

(j) concurrently with delivery thereof to the board of directors of the Borrower or any committees thereof, all notices and any materials delivered to the board of directors of the Borrower or any committees thereof in connection with a meeting of such board or committee, or with any action to be taken by written consent, including drafts of any material resolutions or actions proposed to be adopted by written consent, and all minutes of any such meetings promptly following such meetings; provided that, the Borrower may withhold any such information and materials to the extent: (i) access thereto would adversely affect the attorney-client privilege between the Borrower and its counsel; or (ii) the board of directors of the Borrower in the exercise of its fiduciary obligations and with the advice of counsel, determines that it is in the best interest of the Borrower to do so because the Administrative Agent, any Lender or any of their respective Affiliates has an interest in the subject matter under discussion. In the event the Borrower withholds any such information or materials, the Borrower shall (A) notify the Administrative Agent in writing that information is being withheld and (B) use commercially reasonable efforts to communicate the relevant information in a way that does not violate such attorney-client privilege or violate the board of directors’ fiduciary obligations;

(k) promptly upon, and in any event within five (5) Business Days of, receipt thereof, copies of all “management letters” (or equivalent) submitted to the Borrower or any of the Subsidiaries by the independent public accountants referred to in clause (c) in connection with each audit made by such accountants;

(l) promptly upon receipt thereof, copies of all subpoenas, requests for information and other notices regarding any active or potential investigation of, or claim or litigation against, the Borrower or any of the Subsidiaries by any Governmental Authority, and the results of any inspections of any manufacturing facilities of the Borrower or any of the Subsidiaries or any Third Party suppliers of the Borrower (including contract manufacturers) or any of the Subsidiaries by any Governmental Authority (including any Form FDA 483s), in each case, (A) to the extent that such investigation, claim or litigation, or the results of any such inspection, would reasonably be expected to result in liabilities in excess of $[***]; and (B) unless the Borrower and/or its Subsidiaries are prohibited from disclosing such information or documents by any Governmental Authority;

(m) (i) within 45 days after the end of each Fiscal Quarter, a report listing (A) all Material Agreements entered into by the Borrower or any Subsidiary during such Fiscal Quarter, (B) all agreements or contracts of the Borrower or any Subsidiary which have become Key Contracts under clause (d) of the definition thereof in such Fiscal Quarter, and (C) all existing Material Agreements amended or terminated during such Fiscal Quarter, and (ii) promptly, after the Administrative Agent or any Lender so requests, copies of any such new Material Agreement or such amendment to a Material Agreement;

(n) as soon as possible and in any event within five (5) Business Days after receipt by, or delivery by, the Borrower or any of the Subsidiaries, as the case may be, copies of any material written notice or material written correspondence relating to, or involving, any Key Contract, including any termination notice or notice alleging breach or default under any Key Contract by any party thereto;

(o) as soon as available, but in any event not later than January 31 of each calendar year, the Borrower’s financial and business projections and budget for such year, with evidence of approval thereof by the Borrower’s board of directors; and

(p) such other financial and other information as the Administrative Agent or any Lender may from time to time reasonably request (including information and reports in such detail as the Administrative Agent or any Lender may reasonably request with respect to the terms of and information provided pursuant to the Compliance Certificate).

Notwithstanding anything to the contrary, the Borrower may provide to Lender all notices and information required by Section 7.1 by publicly filing or furnishing such information to the SEC or otherwise making such information publicly available (e.g., a press release) and promptly notifying the Lender where such information can be publicly accessed, in which event the Borrower shall be deemed to have satisfied its applicable notice obligations hereunder.

Notwithstanding anything to the contrary (including herein or in any Loan Document), at any time following the Closing Date, the Administrative Agent or any Lender may, by providing written notice to the Borrower, instruct the Borrower that if any notice, report or other information required to be furnished pursuant to this Agreement contains material non-public information with respect to the Borrower or its Affiliates or the respective securities of any of the foregoing (“MNPI”), and the Administrative Agent or such Lender or its personnel may be engaged in investment and other market-related activities with respect to such Person’s securities, the Borrower shall notify the Administrative Agent (or such other Person as specified by the Administrative Agent in writing from time to time) that the Borrower desires to deliver to the Administrative Agent and the Lenders MNPI (any such notice, an “MNPI Notice”) (the Borrower may exclude any information it deems necessary to ensure compliance with applicable securities laws). Within five (5) Business Days of receipt of such notification, the Administrative Agent or a Lender may either (i) refuse the delivery of such MNPI, in which case the Borrower’s obligations under this Agreement, including Section 7.1, with respect to such MNPI shall be deemed satisfied as to the Administrative Agent or such Lender, as applicable, or (ii) direct the delivery of such MNPI to the Administrative Agent or such Lender pursuant to procedures reasonably acceptable to the Administrative Agent or such Lender (which may be designed to comply with the internal procedures of the Administrative Agent or such Lender regarding the use of material non-public information); provided that, the Administrative Agent or such Lender shall be deemed to have elected the option under clause (i) of this sentence if the option under clause (ii) of this sentence is not elected within such five (5) Business Day period. If the Administrative Agent or such Lender elects the option under clause (ii) of the preceding sentence, the Borrower shall promptly deliver to the Administrative Agent or such Lender the information subject to such MNPI Notice.

SECTION 7.2 Maintenance of Existence; Compliance with Contracts, Laws, Etc. The Borrower and each Subsidiary will preserve and maintain its legal existence (except as otherwise permitted by Section 8.7) and its jurisdiction of organization, perform in all material respects its obligations under Material Agreements to which the Borrower or any of the Subsidiaries is a party, and comply in all material respects with all applicable Laws, rules, regulations and orders, including the payment (before the same become delinquent), of all Taxes, imposed upon the Borrower or any of the Subsidiaries or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Borrower or any of the Subsidiaries, as applicable.

SECTION 7.3 Maintenance of Properties. The Borrower and each Subsidiary will, in all material respects, maintain, preserve, protect and keep its and their respective properties in good repair, working order and condition (ordinary wear and tear excepted), and make reasonably necessary repairs, renewals and replacements so that the business carried on by the Borrower or any of the Subsidiaries may be properly conducted at all times, unless the Borrower or any of the Subsidiaries determines in good faith that the continued maintenance of such property is no longer economically desirable, necessary or useful to the business of the Borrower or any of the Subsidiaries or the Disposition of such property is otherwise permitted by Section 8.7 or Section 8.8.

SECTION 7.4 Insurance. Each of the Borrower and each Subsidiary will maintain:

(a) insurance on its property with financially sound and reputable insurance companies against business interruption, loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Borrower and the Subsidiaries; and

(b) all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

Without limiting the foregoing, the Borrower shall deliver to the Administrative Agent all endorsements to the property/casualty insurance and liability insurance policies in form and substantive reasonably acceptable to the Administrative Agent and the Required Lenders that: (i)(x) in the case of property/casualty insurance, name the Administrative Agent as mortgagee (if applicable) and lender loss payee, and (y) in the case of liability insurance, name the Administrative Agent as additional insured; (ii) provide that no cancellation or modification as to the amount or scope of coverage of such property/casualty and liability policies will be made without providing at least thirty (30) days’ prior written notice (or ten (10) days’ prior written notice thereof in the case of cancellation due to non-payment of premiums) thereof to the Administrative Agent and (iii) contain a customary waiver of subrogation.

SECTION 7.5 Books and Records. The Borrower and each of the Subsidiaries will keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions and permit the Administrative Agent, any Lender or any of their respective representatives, at reasonable times and intervals upon reasonable notice to the Borrower, to visit the Borrower’s or any of the Subsidiaries’ offices during normal business hours, to discuss the Borrower’s or any of the Subsidiaries’ financial or other matters with its officers and employees, and its independent public accountants (the Borrower shall be given the opportunity to participate in any discussions with the Borrower’s independent public accountants, but the Borrower hereby authorizes such independent public accountant to discuss the Borrower’s and any of the Subsidiaries’ financial and other matters with the Administrative Agent, any Lender or their respective representatives whether or not any representative of the Borrower or any of the Subsidiaries is present) and to examine any of its books and records; provided that, excluding any such visits and inspections after the occurrence and during the continuation of any Event of Default, no more than one such visit during any calendar year shall be at the Borrower’s expense. The Borrower shall pay any fees of such independent public accountant incurred in connection with the Administrative Agent’s or any Lender’s exercise of its rights pursuant to this Section 7.5. Notwithstanding anything to the contrary in this Section 7.5, none of the Borrower or any of the Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives) is prohibited by Law, or (c) is subject to attorney-client or similar privilege or constitutes attorney work product. In any event, the inspections described in this Section 7.5 shall be conducted in a manner that will not unreasonably interfere with the business operations of the Borrower and the Subsidiaries.

SECTION 7.6 Environmental Law Covenant. Each of the Borrower and each Subsidiary will (a) use and operate all of its and their businesses, facilities and properties in material compliance with all Environmental Laws, and keep and maintain all Environmental Permits and remain in compliance therewith, and (b) promptly notify the Administrative Agent of, and provide the Administrative Agent with copies of all material claims, complaints, notices or inquiries relating to, any actual or alleged non-compliance with any Environmental Laws or Environmental Permits or any actual or alleged Environmental Liabilities. The Borrower and each of the Subsidiaries will promptly resolve, remedy and mitigate any such non-compliance or Environmental Liabilities, and shall keep the Administrative Agent informed as to the progress of same.

SECTION 7.7 Use of Proceeds. The Borrower will use the proceeds of the Loans for general corporate purposes and to pay the fees and expenses associated with the transactions contemplated hereby.

SECTION 7.8 Future Guarantors, Security, Etc. The Borrower and each Subsidiary will execute any documents, financing statements, agreements and instruments, and take all further action that may be required under applicable Law, or that the Administrative Agent or the Required Lenders may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 8.3) of the Liens created or intended to be created by the Loan Documents. The Borrower will cause (a) any subsequently acquired or organized Subsidiary to execute a Guarantee (substantially in the form of Exhibit D hereto) or, if a Guarantee has previously been executed, a supplement (in form and substance satisfactory to the Administrative Agent) to such Guarantee and each other applicable Loan Document in favor of the Secured Parties (i) with respect to acquired Subsidiaries, within five (5) Business Days (or such later date as agreed by the Administrative Agent in its reasonable discretion) of its acquisition or (ii) with respect to newly formed Subsidiaries, effective upon its formation, and take such other actions as may be required or reasonably requested by the Administrative Agent for the benefit of the Secured Parties to have a valid Lien with the priority intended to be created on, and security interest in, substantially all of the assets of such Subsidiary in accordance with the Security Agreement, subject to no other Liens (other than Liens permitted by Section 8.3) and the limitations set forth below, and (b) all of the presently existing or thereafter arising issued and outstanding shares of Capital Securities of any Subsidiary to be pledged to the Administrative Agent for the benefit of the Secured Parties pursuant to one or more pledge agreements or other documents reasonably acceptable to the Administrative Agent. The Borrower will promptly notify the Administrative Agent of any subsequently acquired ownership interest in real property by the Borrower or any Subsidiary and will provide the Administrative Agent with a description of such real property (including whether such property constitutes Material Real Property), the acquisition date thereof and the purchase price therefor. In addition, from time to time, each of the Borrower and each of the Subsidiaries will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such assets and properties as the Administrative Agent or the Required Lenders shall designate (other than fee-owned real property that does not qualify as Material Real Property), it being agreed that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Borrower and the Subsidiaries (including Material Real Property and personal property acquired subsequent to the Closing Date, but excluding fee-owned real property that does not qualify as Material Real Property). Such Liens will be created under the Loan Documents in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, and the Borrower and each of the Subsidiaries shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including mortgages, legal opinions, title insurance policies and lien searches) as the Administrative Agent or the Required Lenders shall reasonably request to evidence compliance with this Section 7.8.

SECTION 7.9 Obtaining of Permits, Etc. With respect to Products, each of the Borrower and each of the Subsidiaries will obtain, maintain and preserve, and take all necessary action to timely renew all Permits, licenses and accreditations which are necessary in the proper conduct of its business.

SECTION 7.10 Product Licenses. The Borrower and each of the Subsidiaries shall (a) maintain each Key Permit, including each Regulatory Authorization, from, or file any notice or registration in, each jurisdiction in which the Borrower or any of the Subsidiaries are required to obtain any Key Permit or Regulatory Authorization or to file any notice or registration, in order to design, manufacture, store, label, sell, promote, import or distribute the Products and (b) promptly provide evidence of same to the Administrative Agent.

SECTION 7.11 Maintenance of Regulatory Authorizations, Contracts, Intellectual Property, Etc.

(a) With respect to the Products, each of the Borrower and each of the Subsidiaries will (i) maintain in full force and effect all Key Permits, contract rights, authorizations or other rights necessary for the operations of its business; (ii) notify the Administrative Agent, promptly after learning thereof, of any product recalls, safety alerts, clinical holds, corrections, manufacturing interruptions or suspensions, withdrawals, marketing suspensions, removals or the like conducted, to be undertaken or issued, by the Borrower, any of the Subsidiaries or their respective suppliers whether or not at the request, demand or order of any Governmental Authority or otherwise with respect to any Product or manufacturing facility owned or operated by the Borrower or any of the Subsidiaries or any contract manufacturer, or any reasonable basis for undertaking or issuing any such action or item; (iii) design, manufacture, store, label, sell, promote, import and distribute all Products in material compliance with GMPs, the FD&C Act, the PHSA, and other applicable Laws; (iv) conduct all studies, tests and preclinical and clinical trials relating to the Products in accordance with applicable GCPs, and other applicable Laws; (v) operate and use reasonably efforts to cause its suppliers to operate all manufacturing facilities in material compliance with applicable GMPs and all other applicable Laws; (vi) maintain in full force and effect or pursue the prosecution of, as the case may be, and pay all costs and expenses relating to, (x) all Owned Intellectual Property and all Material Agreements (except for Key Contracts) except in the event that the Borrower determines in its reasonable commercial judgment not to do so, and (y) all Key Contracts; (vii) notify the Administrative Agent, promptly after learning thereof, of any Infringement or other violation by any Person of any Owned Intellectual Property and aggressively pursue any such Infringement or other violation except in any specific circumstances where both (x) the Borrower or any of the Subsidiaries are able to demonstrate that it is not commercially reasonable to do so and (y) where not doing so does not materially adversely affect any Product; (viii) use commercially reasonable efforts to pursue and maintain in full force and effect legal protection for, and protect against Infringement with respect to, all Intellectual Property, including Patents, developed or controlled by the Borrower or any of the Subsidiaries; (ix) notify the Administrative Agent, promptly after learning thereof, of any claim by any Person that the conduct of the Borrower’s or any of the Subsidiaries’ business (including the development, manufacture, use, sale or other commercialization of any Product) Infringes any Intellectual Property of that Person and use commercially reasonable efforts to resolve such claim, except where the Borrower determines in its reasonable commercial judgment not to do so; and (x) maintain an appropriate information security program with organizational, physical, administrative and technical measures consistent with generally accepted standards for the industry in which the Borrower or any Subsidiary operates to protect the operation, confidentiality, integrity, and security of all Confidential Business Information, Personal Data and IT Assets (including, for clarity, all information and transactions stored or contained therein or transmitted thereby) against unauthorized access, acquisition, interruption, alteration, modification, or use.

(b) Each of the Borrower and its Subsidiaries will furnish to the Administrative Agent prompt written notice of the following, and, with respect to clauses (i) and (ii) below, copies of any notices from, or responses to, any Governmental Authority:

(i) any written notice that any Governmental Authority is limiting, suspending or revoking any material Regulatory Authorization, changing the market classification or labeling of or otherwise materially restricting the marketing of any Product of the Borrower or any of its Subsidiaries, or considering any of the foregoing;

(ii) the Borrower or any of its Subsidiaries, or to the Borrower’s knowledge any of its suppliers, receiving written notice from CMS, FDA or another Governmental Authority of, (A) becoming subject to any material administrative or regulatory action or inspection by any Regulatory Agency or any other Person, receipt of inspectional observations (e.g., on FDA Form 483), warning letter, untitled letter, or notice of violation letter, (B) receiving written notice from any

Governmental Authority of a shut-down or suspension of testing services at any laboratory operated by the Borrower or any of its Subsidiaries; or (C) any Product of the Borrower or any of its Subsidiaries being seized, withdrawn, recalled, detained, or subject to a suspension of manufacturing or import alert, or the commencement of any proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, suspension, import detention or refusal, or seizure of any Product are pending or threatened against the Borrower or any of its Subsidiaries;

(iii) the issuance of any refuse-to-file (RTF) or complete response letter (CRL) from FDA relating to any Product; or

(iv) copies of any written recommendation from any Governmental Authority or other regulatory body that the Borrower or any of the Subsidiaries, or any obligor (to the extent received by the Borrower) to which the Borrower or any of the Subsidiaries provides services that are material to the Borrower and its Subsidiaries, should (x) have any material licensure, clearance(s), provider or supplier number, or accreditation suspended, revoked, or materially limited, or (y) have any material penalties or sanctions imposed.

(c) Each of the Borrower and the Subsidiaries will promptly notify the Administrative Agent as soon as possible and in any event within five (5) days of introducing any Product that is subject to regulation by the FDA, or any comparable foreign Governmental Authority, as a medical device.

SECTION 7.12 Inbound Licenses. The Borrower and each of the Subsidiaries will, promptly after entering into or becoming bound by any inbound license (for avoidance of doubt excluding over-the-counter or “open-source” software that is commercially available to the public) provide written notice to the Administrative Agent of the material terms of such license or agreement with a description of its anticipated and projected impact on the Borrower’s and the Subsidiaries’ business and financial condition, and, if such license relates to Licensed Intellectual Property required to be set forth on Schedule 6.15(a), take such commercially reasonable actions as the Administrative Agent or the Lenders may reasonably request to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for the Administrative Agent to be granted and perfect a valid security interest in such license and to fully exercise its rights under any of the Loan Documents in the event of a disposition or liquidation of the rights, assets or property that is the subject of such license.

SECTION 7.13 Cash Management. The Borrower and each Guarantor will:

(a) (i) maintain a current and complete list of all accounts (of the type initially set forth on Schedule 6.22) (other than (A) any accounts exclusively used for payroll, payroll taxes and other employee wage and benefit programs to or for the benefit of the Borrower’s or a Guarantor’s employees, which shall in no event hold in the aggregate more than the amount reasonably expected to meet such payroll expenses for the following calendar month, including bonuses and other payments to be paid within the following calendar month, (B) accounts of the Borrower and the Guarantors constituting trust, fiduciary and escrow accounts, (C) accounts of the Borrower and the Guarantors that solely secure obligations in respect of letters of credit, credit cards and other obligations which are permitted by clauses (g), (h) and (i) of Section 8.2 and (D) accounts of the Borrower and the Subsidiaries not exceeding $100,000 in the aggregate located outside the United States, and (E) subject to Section 7.12(c), accounts in which the only funds on deposit constitute the direct proceeds from Governmental Payors making payments under Medicare, Medicaid or other federal or state healthcare program (“Government Payor Accounts”) (clauses (A) - (D), collectively, the “Excluded Accounts”)) and promptly deliver any updates to such list to the Administrative Agent; and (ii) execute and maintain an account control agreement for each such account (other than the Excluded Accounts), in form and substance reasonably acceptable to the Administrative Agent (each such account, a “Controlled Account”) in accordance with Section 7.16;

(b) deposit promptly after the date of receipt thereof in accordance with prudent business practices all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all accounts and other rights and interests into Controlled Accounts except to the extent permitted to be kept in Excluded Accounts;

(c) in order to perfect Administrative Agent’s security interest in funds held in Government Payor Accounts, the Loan Parties will create and maintain a segregated account into which all deposits from Government Payor Accounts shall be swept on a daily basis, and such segregated account shall be a Controlled Account and Borrower shall require that the depositary bank thereunder provide at least ten (10) days’ prior notice to the Administrative Agent prior to any changes to the terms of the daily sweep of such Government Payor Accounts; provided that, for the avoidance of doubt, no breach of this Section 7.13(c) shall be deemed to have occurred and the Loan Parties shall be deemed compliant with this Section 7.13(c) if any such funds shall not be swept on a daily basis in accordance with the foregoing provisions in this Section 7.13(c) solely due to the account bank’s failure to perform its obligations under the applicable account documentation and not due to any action by the Loan Parties or any failure of the Loan Parties to perform their respective obligations hereunder or under any account documentation; and

(d) at any time after the occurrence and during the continuance of an Event of Default, at the request of the Administrative Agent, promptly cause all payments constituting proceeds of accounts to be directed into lockbox accounts under agreements in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 7.14 Lender Calls. Members of senior management of the Borrower and the Subsidiaries shall hold a meeting with the Lenders (to the extent requested by any Lender) in person or by teleconference, in either case as reasonably requested by any Lender, within one (1) month after the delivery by the Borrower of its financial statements pursuant to Sections 7.1(b) and (c), to, at a minimum, discuss business operations and matters referenced in the board materials previously delivered to the Lenders pursuant to Section 7.1(j) and review financial statements, in each case with respect to the Borrower and its Subsidiaries; provided that, excluding after the occurrence and during the continuation of any Event of Default, the Lenders may only request one such call per Fiscal Quarter and shall not request more than four calls during any Fiscal Year.

SECTION 7.15 MSC Subsidiary. If, at any time after the Closing Date, the MSC Investment Conditions are not met, then (a) the Loan Parties may not make Investments in the MSC Subsidiary and (b) within five (5) Business Days thereafter, the Loan Parties shall cause the MSC Subsidiary to (i) order the liquidation of its Investments into cash, (ii) transfer cash to any of the Loan Parties’ Controlled Accounts, and (iii) thereafter transfer any cash that it possesses to any of the Loan Parties’ Controlled Accounts, in each case until the MSC Investment Conditions are again being met. The Loan Parties shall not permit the MSC Subsidiary to make any Investments, hold any assets or take any other action that would cause the MSC Subsidiary to fail to qualify as a “security corporation” under 830 CMR 63.38B.1 of the Massachusetts tax code and applicable regulations (as the same may be amended, modified, or replaced from time to time).

SECTION 7.16 Post-Closing Deliverables. Notwithstanding anything to the contrary herein or in the other Loan Documents (it being understood that to the extent that the existence of any of the following post-closing obligations that is not overdue would otherwise cause any representation, warranty, covenant, default or event of default in this Agreement or any other Loan Document to be in breach, the Lenders hereby waive such breach for the period from the Closing Date until the first date on which such condition is required to be fulfilled (giving effect to any extensions thereof) pursuant to this Section 7.16), the Borrower shall deliver or cause to be delivered the following items to the Administrative Agent, or take or cause to be taken the following actions, in each case, no later than the dates set forth below (or such later date agreed to by the Administrative Agent in its sole discretion), and each deliverable shall be in form and substance reasonably satisfactory to the Administrative Agent:

(a) Within thirty (30) days after the Closing Date, all endorsements to insurance policies required to be maintained pursuant to the Loan Documents in favor of the Administrative Agent required under the Loan Documents;

(b) Within forty-five (45) days after the Closing Date, landlord access agreements and bailee letters in form and substance reasonably satisfactory to the Lenders from each landlord to a Loan Party and each other Person, in each case, that has possession of Collateral having a value in excess of $2,000,000;

(c) Within forty-five (45) days after the Closing Date, evidence that all deposit accounts, lockboxes, disbursement accounts, investment accounts or other similar accounts of the Borrower and each Guarantor are Controlled Accounts (other than Excluded Accounts);

(d) Within thirty (30) days after the Closing Date, the Administrative Agent shall have received a duly executed copy of the amendment to the bylaws of Intellia Securities Corp., in form and substance reasonably satisfactory to the Administrative Agent;

(e) Within fifteen (15) days after the Closing Date, the Administrative Agent shall have received an original copy of the duly executed stock certificate of Intellia Securities Corp. and related stock power, in form and substance reasonably satisfactory to the Administrative Agent; and

(f) Within fifteen (15) days after the Closing Date, the Administrative Agent shall have received certificate of insurance, evidencing coverage required to be maintained pursuant to this Agreement at 400 Technology Square, Cambridge, Massachusetts 02139, in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE VIII
NEGATIVE COVENANTS

The Borrower covenants and agrees with the Administrative Agent and the Lenders that until the Termination Date has occurred, the Borrower and the Subsidiaries will perform or cause to be performed the obligations set forth below.

SECTION 8.1 Business Activities. None of the Borrower or any of the Subsidiaries will engage in any business activity except those business activities engaged in on the date of this Agreement and activities reasonably incidental thereto.

SECTION 8.2 Indebtedness. None of the Borrower or any of the Subsidiaries will create, incur, assume or permit to exist any Indebtedness, other than:

(a) Indebtedness in respect of the Obligations;

(b) Indebtedness existing as of the Closing Date which is identified in Schedule 8.2(b), and refinancing of such Indebtedness in a principal amount not in excess of that which is outstanding on the Closing Date (as such amount has been reduced following the Closing Date);

(c) unsecured Indebtedness in respect of performance, surety or appeal bonds provided or incurred in the ordinary course of business in an aggregate amount at any time outstanding not to exceed $[***];

(d) Purchase Money Indebtedness and Capitalized Lease Liabilities in a principal amount not to exceed $[***], in the aggregate outstanding at any time;

(e) Permitted Subordinated Indebtedness;

(f) Indebtedness of any Guarantor or the Borrower owing to the Borrower or any Guarantor;

(g) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Borrower, including to finance insurance premiums, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the policy year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such policy year;

(h) letters of credit and banker’s acceptances issued on behalf of the Borrower or any Subsidiary in the ordinary course of business in an aggregate face amount not to exceed $[***] at any time;

(i) Indebtedness incurred in connection with credit cards (including commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”)), credit card processing services, debit cards, stored value cards, and cash management or related services, including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer incurred in the ordinary course of business with outstanding balance not to exceed $[***] in the aggregate at any time;

(j) cash management obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements and Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(k) customary indemnification obligations in favor of purchasers in connection with Dispositions permitted hereunder;

(l) Indebtedness arising from agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with any Permitted Acquisition in an amount not to exceed $[***] in the aggregate at any time;

(m) Indebtedness of the Borrower or any of its Subsidiaries arising from (i) earn-out obligations existing as of the Closing Date and identified on Schedule 8.2(m) and (ii) other agreements providing for customary indemnification, holdbacks, working capital or other adjustments of purchase price, non-compete agreements, deferred compensation, consulting, incentive or similar obligations in an amount not to exceed $[***] in the aggregate at any time, so long as such obligations under this clause (ii) are subordinated to the Obligations; and

(n) other Indebtedness of the Borrower and the Subsidiaries in an aggregate amount at any time outstanding not to exceed the greater of (x) $[***] and (y) [***] (provided that the aggregate amount available under this clause (y) shall not exceed $[***]);

provided that, no Indebtedness otherwise permitted by clauses (b), (d), (e), (h), (l), (m) or (n) shall be assumed, created or otherwise incurred if a Default has occurred and is then continuing or would result therefrom.

SECTION 8.3 Liens. None of the Borrower or any of the Subsidiaries will create, incur, assume or permit to exist any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except:

(a) Liens securing payment of the Obligations;

(b) Liens existing as of the Closing Date and disclosed in Schedule 8.3(b) securing Indebtedness described in clause (b) of Section 8.2, and refinancings of such Indebtedness; provided that, no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that existing on the Closing Date (as such Indebtedness may have been permanently reduced subsequent to the Closing Date);

(c) Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(d) Liens securing Indebtedness of the Borrower or the Subsidiaries permitted pursuant to Section 8.2(d) (provided that, (i) such Liens shall be created substantially simultaneously with the acquisition of the assets financed with such Indebtedness (or, with respect to Purchase Money Indebtedness, within one hundred eighty-one (181) days after such acquisition) and (ii) such Liens do not at any time encumber any property other than the property so financed);

(e) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

(f) judgment Liens in existence for less than forty-five (45) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 9.1(f);

(g) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

(h) Liens for Taxes not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(i) licenses and/or sublicenses of Intellectual Property otherwise permitted under this Agreement or the other Loan Documents, and restrictions under licenses of Intellectual Property entered into in the ordinary course of business pursuant to which the Borrower or any Subsidiary is a licensee;

(j) banker’s liens, rights of setoff and Liens in favor of financial institutions incurred in the ordinary course of business arising in connection with the Borrower’s or any Subsidiary’s deposit accounts or securities accounts held at such institutions to secure solely payment of fees and similar costs and expenses and provided such accounts are maintained in compliance with Section 7.13(a);

(k) Liens over cash collateral to secure Indebtedness of the Borrower and its Subsidiaries permitted under Section 8.2(g), (h) and (i);

(l) Liens incurred in connection with any Permitted Product Financing and included in the definition thereof; and

(m) other Liens that secure obligations permitted under this Agreement at any one time outstanding not exceeding the greater of (x) $[***] and (y) [***] (provided that the aggregate amount available under this clause (y) shall not exceed $[***]).

SECTION 8.4 Financial Covenants.

(a) Minimum Liquidity. Until the occurrence of the Lonvo-Z FDA Approval Date, the Liquidity shall not at any time be less than $50,000,000. Liquidity required under this Section 8.4 shall be held in one or more Controlled Accounts located in the United States as required pursuant to Section 7.13(a).

(b) Minimum Product Revenue. Commencing with the Fiscal Quarter ending [***], and for each Fiscal Quarter thereafter, the Product Revenue Base for the most recently ended period of twelve (12) consecutive months shall not be less than the amount set forth in the second column below; provided that, with respect to any Fiscal Quarter listed below, the covenant set forth in this Section 8.4(b) shall not be tested if, (i) (x) the arithmetic mean of the Borrower’s Market Capitalization for each of the fifteen (15) trading days following the date on which the Borrower publicly announces its earnings for such Fiscal Quarter is equal to or exceeds $[***] and (y) the aggregate principal amount of the Loans then outstanding does not exceed $[***], (ii) the arithmetic mean of the Borrower’s Market Capitalization for each of the fifteen (15) trading days following the date on which the Borrower publicly announces its earnings for such Fiscal Quarter is equal to or exceeds $[***] or (iii) at all times during such Fiscal Quarter, the amount of Liquidity held in Controlled Accounts of the Borrower and the Guarantors located in the United States has been equal to or exceeds an amount equal to 100% of the aggregate principal amount of the Loans outstanding:

Fiscal Quarter ending	Minimum Product Revenue Base
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

SECTION 8.5 Investments. None of the Borrower or any of the Subsidiaries will purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

(a) Investments existing on the Closing Date and identified in Schedule 8.5(a);

(b) Cash Equivalent Investments;

(c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(d) Investments consisting of any deferred portion of the sales price received by the Borrower or any of the Subsidiaries in connection with any Disposition permitted under Section 8.8;

(e) Investments constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made, in each case of clauses (i) through (iii) in connection with the purchase price of goods or services, in each case in the ordinary course of business;

(f) Investments by the Borrower or any Guarantor in the Borrower or any Guarantor;

(g) Investments consisting of travel advances and employee relocation loans and other employee loans and advanced in the ordinary course of business not to exceed $[***] outstanding at any time;

(h) Permitted Acquisitions;

(i) Investments in or to the MSC Subsidiary subject to compliance, both immediately prior to and after giving effect to such Investment with Section 7.15 and the MSC Investment Conditions;

(j) Investments by MSC Subsidiary permissible under 830 CMR 63.38B.1 of the Massachusetts tax code and applicable regulations (as the same may be amended, modified or replaced from time to time) so long as the MSC Investment Conditions are satisfied at the time of such Investments and will be satisfied, on a pro forma basis taking into account such Investments, immediately after giving effect thereto; and

(k) other Investments in an aggregate amount not to exceed the greater of (x) $[***] or (y) [***] (provided that the aggregate amount available under this clause (y) shall not exceed $[***] over the term of this Agreement).

SECTION 8.6 Restricted Payments, Etc. None of the Borrower or any of the Subsidiaries will declare or make a Restricted Payment, or make any deposit for any Restricted Payment, or make a payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to any Permitted Subordinated Indebtedness, other than:

(a) Restricted Payments made by the Borrower or Subsidiaries to the Borrower or any Subsidiaries; and

(b) payments on Permitted Subordinated Indebtedness expressly permitted to be paid under the subordination agreement relating to such Permitted Subordinated Indebtedness; and

(c) other Restricted Payments in an amount not to exceed the greater of (x) $[***] or (y) [***] (provided that the aggregate amount available under this clause (y) shall not exceed $[***] over the term of this Agreement).

SECTION 8.7 Consolidation, Merger; Permitted Acquisitions, Etc. None of the Borrower or any of the Subsidiaries will (a) liquidate or dissolve, consolidate with, or merge into or with, any other Person, or (b) purchase or otherwise acquire all or substantially all of the assets of any Person (or any division, business unit, product or line of business thereof), including through an exclusive lease or license, other than, in the case of clause (b), to consummate a Permitted Acquisition; provided that, in the case of clauses (a) and (b), so long as no Event of Default has occurred and is continuing (or would occur), any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any Subsidiary; and provided, further, that, in connection with any Permitted Acquisition, the Borrower or any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, so long as (i) the Person surviving such merger or consolidation with any Subsidiary shall be a direct or indirect wholly owned Subsidiary of the Borrower and a Guarantor, (ii) subject to clause (iii) below, in the case of any such merger or consolidation to which any Guarantor is a party, the Guarantor is the surviving Person, and (iii) in the case of any such merger or consolidation to which the Borrower is a party, the Borrower is the surviving Person.

SECTION 8.8 Permitted Dispositions. None of the Borrower or any of the Subsidiaries will Dispose of any of its assets (including accounts receivable and Capital Securities of the Borrower or any Subsidiary (other than sales of Capital Securities of Borrower which do not result in a Change in Control)) to any Person in one transaction or series of transactions unless such Disposition:

(a) is inventory or obsolete, damaged, worn out or surplus property Disposed of in the ordinary course of its business;

(b) is a license for the use of Intellectual Property of the Borrower or the Subsidiaries that is on a non-exclusive basis and is consistent with prior licenses for the use of such Intellectual Property in the ordinary course of its business;

(c) constitutes the lapse, abandonment, cancellation, non-renewal or discontinuance of use of either (i) non-material Owned Intellectual Property of the Borrower or any Subsidiary, or (ii) non-material Licensed Intellectual Property that the Borrower reasonably determines in good faith is no longer necessary or desirable in the conduct of the Borrower’s or any Subsidiary’s business as conducted on the Closing Date, as conducted and proposed to be conducted thereafter and activities reasonably incidental and ancillary thereto;

(d) constitutes the sale, forgiveness or discounting, on a non-recourse basis and in the ordinary course of business, of past due accounts in connection with the collection or compromise thereof or the settlement of delinquent accounts or in connection with the bankruptcy or reorganization of suppliers or customers in accordance with the applicable terms of this Agreement;

(e) constitutes the cancellation, termination or surrender by any Loan Party or any Subsidiary of any Loan Party of any lease in the ordinary course of business;

(f) constitutes the unwinding of any Hedging Obligation in accordance with its terms;

(g) constitutes (i) a lease or sublease of property (other than of Intellectual Property) to other Persons or (ii) a non-exclusive license or non-exclusive sublicense to suppliers, co-development parties, customers and distributors solely for the purpose of the commercialization of Products, in each case of this clause (g), in the ordinary course of business not materially interfering with the business of Borrower and its Subsidiaries taken as a whole;

(h) is permitted by Section 8.7; provided that, no Dispositions shall be of any Key Contract or any rights thereunder, or any assets of the Borrower or any Subsidiary necessary thereunder;

(i) consists of the Borrower’s use or transfer of money or Cash Equivalent Investments in a manner that is not prohibited by this Agreement or the Loan Documents provided that, an MSC Subsidiary shall only hold or use money or Cash Equivalent Investments in a manner and for the purposes permissible under 830 CMR 63.38B.1 of the Massachusetts tax code and applicable regulations (as the same may be amended, modified or replaced from time to time);

(j) is a Disposition to Borrower or any Guarantor;

(k) so long as (i) no Event of Default has occurred and is continuing and (ii) such Disposition is not of any Key Contract or any assets material to the business of the Borrower and its Subsidiaries, is a Disposition for fair market value not otherwise permitted pursuant to this Section 8.8 for aggregate consideration not to exceed $[***] in the aggregate during any Fiscal Year;

(l) constitutes a use of cash or Cash Equivalent Investments in a manner not otherwise prohibited hereunder; or

(m) Dispositions entered into in connection with any Permitted Product Financing and included in the definition thereof.

SECTION 8.9 Modification of Certain Agreements. None of the Borrower or any of the Subsidiaries will consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to, the terms or provisions contained in (a) any Organic Documents of the Borrower or any of the Subsidiaries, if the result would have an adverse effect on the rights or remedies of the Administrative Agent or the Lenders under this Agreement or any Loan Document or (b) any agreement governing any Permitted Subordinated

Indebtedness, if the result would shorten the maturity date thereof or advance the date on which any cash payment is required to be made thereon or would otherwise change any terms thereof in a manner adverse to the Administrative Agent or the Lenders. None of the Borrower or any of the Subsidiaries will (i) terminate or agree to the termination of the Key Contracts for any reason, (ii) amend, supplement or otherwise modify any Key Contract in a manner that could be adverse to the Lenders, (iii) fail to enforce any of its material rights under the Key Contracts, or (iv) agree to any assignment or transfer of the Key Contracts, or any material rights or obligations thereunder, by any party thereto.

SECTION 8.10 Transactions with Affiliates. None of the Borrower or any of the Subsidiaries will enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its Affiliates, unless such arrangement, transaction or contract (a) (i) is on fair and reasonable terms no less favorable to the Borrower or such Subsidiary than it could obtain in an arm’s-length transaction with a Person that is not one of its Affiliates and (ii) is of the kind which would be entered into by a prudent Person in its position with a Person that is not one of its Affiliates, (b) is a transaction between the Borrower and any Guarantor, or a transaction between Guarantors or (c) is for compensation and other employee agreements or arrangements (including employee benefits, compensation, equity awards and director/officer indemnification agreements) for officers, directors and employees of the Borrower and its Subsidiaries, entered into in the ordinary course of business.

SECTION 8.11 Restrictive Agreements, Etc. None of the Borrower or any of the Subsidiaries will enter into any agreement prohibiting (a) the creation or assumption of any Lien in favor of the Secured Parties to secure the Obligations upon its properties, revenues or assets, whether now owned or hereafter acquired, (b) the ability of the Borrower or any of the Guarantors to amend or otherwise modify any Loan Document, or (c) the ability of the Borrower or any Subsidiary to make any payments, directly or indirectly, to the Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments. The foregoing prohibitions shall not apply to restrictions contained (x) in any Loan Document (including any applicable intercreditor or subordination agreement), or (y) in the case of clause (a), in any agreement governing any Indebtedness permitted by Section 8.2(e) as to the assets financed with the proceeds of such Indebtedness.

SECTION 8.12 Sale and Leaseback. None of the Borrower or any of the Subsidiaries will directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person.

SECTION 8.13 Product Agreements. None of the Borrower or any of the Subsidiaries will enter into any amendment with respect to any existing Product Agreement or enter into any new Product Agreement that contains (a) any provision that permits any counterparty other than the Borrower or any of the Subsidiaries to terminate such Product Agreement for any reason related to the change of control of the Borrower or any of the Subsidiaries or assignment of such Product Agreement by the Borrower or any of the Subsidiaries unless such Product Agreement exempts from such provision, or otherwise does not apply to, a change of control or foreclosure by a lender against Borrower or any of the Subsidiaries, (b) any provision which restricts or penalizes a security interest in, or the assignment of, any Product Agreements, upon the sale, merger or other Disposition of all or a material portion of a Product to which such Product Agreement relates, or (c) any other provision that has or is likely to adversely affect, in any material respect, any Product to which such agreement relates or to any Secured Party’s rights hereunder.

SECTION 8.14 Change in Name, Location or Executive Office or Executive Management; Change in Fiscal Year. None of the Borrower or any of the Subsidiaries will (i) change its legal name, jurisdiction of organization to a jurisdiction inside the United States or any trade name used to identify it in the conduct of its business or ownership of its properties without twenty (20) days’ prior written notice to the Administrative Agent, (ii) change its jurisdiction of organization to a jurisdiction outside the United States, (iii) relocate its chief executive office, principal place of business or any office in which it maintains books or records relating to its business (including the establishment of any new office or facility) without twenty (20) days’ prior written notice to the Administrative Agent, (iv) change its federal taxpayer identification number or organizational number (or equivalent), in each case, without twenty (20) days’ prior written notice to the Administrative Agent, (v) terminate the employment of or replace its chief executive officer or chief financial officer (or equivalent title) without written notification to the Administrative Agent within thirty (30) days thereafter, (vi) change its Fiscal Year or any of its Fiscal Quarters or (vii) enter into, or permit any of its Subsidiaries to enter into, any Division/Series Transaction (it being understood that none of the provisions in this Agreement nor any other Loan Document shall be deemed to permit any Division/Series Transaction).

SECTION 8.15 Benefit Plans and Agreements. None of the Borrower or any Subsidiary will (i) become the sponsor of, incur any responsibility to contribute to or otherwise incur actual or potential liability with respect to any Benefit Plan, (ii) allow any “employee benefit plan” as defined in section 3(3) of ERISA that provides retirement benefits, is sponsored by the Borrower, any Subsidiary or any of their ERISA Affiliates, and is intended to be tax qualified under section 401 of the Code to cease to be tax qualified in a manner that could be reasonably expected to result in material liability to Borrower, (iii) allow the assets of any tax qualified retirement plan to become invested in Capital Securities of the Borrower or any Subsidiary, (iv) allow any employee benefit plan, program or arrangement sponsored, maintained, contributed to or required to be contributed to by the Borrower or any Subsidiary to fail to comply in all material respects with its terms and applicable Law, or (iv) allow any employee benefit plan as defined in Section 3(3) of ERISA that provides medical, or life insurance or long-term disability benefits and that is sponsored by the Borrower or any of the Subsidiaries or any of their ERISA Affiliates (or under which any of these entities has any actual or potential liability), to cease to be either fully insured by a third-party insurance company or covered by a stop loss policy with a third-party insurance company that provides commercially reasonable limits on Borrower’s liability.

ARTICLE IX
EVENTS OF DEFAULT

SECTION 9.1 Listing of Events of Default. Each of the following events or occurrences described in this Article IX shall constitute an “Event of Default”.

(a) Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of (i) any principal of or interest on any Loan, or (ii) any fee described in Article III or any other monetary Obligation, and, in the case of clause (ii), such default shall continue unremedied for a period of three (3) Business Days after such amount was due.

(b) Breach of Warranty. Any representation or warranty made or deemed to be made by the Borrower or any of the Subsidiaries in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect in any material respect (other than a representation or warranty that is expressly qualified by Material Adverse Effect or materiality, in which case such representation or warranty shall prove to be incorrect in all respects) when made or deemed to have been made.

(c) Non-Performance of Certain Covenants and Obligations. (i) The Borrower or any Subsidiary shall default in the due performance or observance of any of its obligations under Section 7.1, Section 7.2, Section 7.7, Section 7.8, Section 7.13 or Article VIII.

(d) Non-Performance of Other Covenants and Obligations. The Borrower or any Subsidiary shall default in the due performance and observance of any other covenant, obligation or agreement contained in any Loan Document executed by it, and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof given to the Borrower by the Administrative Agent or Lenders or (ii) the date on which the Borrower or any Subsidiary has knowledge of such default.

(e) Default on Other Indebtedness. A default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness of the Borrower or any of the Subsidiaries having a principal or stated amount, individually or in the aggregate, in excess of $[***], or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.

(f) Judgments. Any judgment or order for the payment of money individually or in the aggregate in excess of $[***] (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against the Borrower or any of the Subsidiaries and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within thirty (30) days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

(g) Change in Control. Any Change in Control shall occur, unless all Obligations (other than inchoate obligations for indemnification and reimbursement of expenses for which no claim has been asserted) are paid in full substantially concurrently with the consummation of such Change in Control.

(h) Bankruptcy, Insolvency, Etc. The Borrower or (except as permitted pursuant to Section 8.7) any of the Subsidiaries shall:

(i) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

(ii) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

(iii) in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days; provided that, the Borrower and each Subsidiary hereby expressly authorizes the Administrative Agent and the Lenders to appear in any court conducting any relevant proceeding during such sixty (60)‑day period to preserve, protect and defend its rights under the Loan Documents;

(iv) permit or suffer to exist the commencement of any bankruptcy, insolvency, reorganization, debt arrangement, arrangement (including any plan of compromise or arrangement or other corporate proceeding involving or affecting its creditors) or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof (each, an “Insolvency Event”), and, if any such case or proceeding is not commenced by the Borrower or any Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary, as the case may be, or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; provided that, the Borrower and each Subsidiary hereby expressly authorizes the Administrative Agent and the Lenders to appear in any court conducting any such case or proceeding during such sixty (60)‑day period to preserve, protect and defend its rights under the Loan Documents; or

(v) take any action authorizing, or in furtherance of, any of the foregoing.

(i) Impairment of Security, Etc. Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower or any Subsidiary party thereto; the Borrower, any Subsidiary or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

(j) Key Permit Events. Any Key Permit or any of the Borrower’s or any Subsidiary’s material rights or interests thereunder is terminated or amended in any manner adverse to the Borrower or any Subsidiary in any material respect.

(k) Key Contracts. Any of the Key Contracts is terminated for any reason, or the Borrower or any Subsidiary receives a termination notice (written or otherwise if such notice is sufficient under the terms of such Key Contract) from a counterparty to a Key Contract, provided that, a notice of breach shall not constitute a termination notice so long as the Borrower or any Subsidiary has the right to cure such breach and such cure period is still in effect.

(l) Material Adverse Change. Any circumstance occurs that has or would reasonably be expected to have a Material Adverse Effect.

(m) Regulatory Matters. Any of the following occurs: (i) the FDA, CMS, EMA or any other Governmental Authority (A) issues a letter or other written communication asserting that any Product lacks a material required Regulatory Authorization or (B) initiates administrative or judicial enforcement action against, or issues a warning letter or takes any other action with respect to the Borrower or any of the Subsidiaries, or any of their Products or the manufacturing facilities therefor, that causes the Borrower or such Subsidiary to discontinue or suspend marketing of or withdraw any Product, or causes a delay in the manufacture or offering of any Product, which discontinuance, withdrawal or delay could reasonably be expected to last for more than seventy-five (75) days; (ii) a recall with respect to any Product which could reasonably be expected to result in liability to the Borrower and the Subsidiaries in excess of $[***]; (iii) the Borrower or any of the Subsidiaries enters into a settlement agreement with the FDA, CMS, EMA or any other Governmental Authority with respect to any Product that results in aggregate liability as to any single or related series of transactions, incidents or conditions in excess of $[***]; or (iv) the Borrower or any Subsidiary is debarred, excluded, suspended or otherwise limited from participation in any United States federal or state health care program.

Any Event of Default that has occurred shall be deemed to be continuing and in existence for all purposes under this Agreement and the other Loan Documents until it has been waived in writing by the Administrative Agent and the Lenders, notwithstanding any attempted cure or other action taken after the occurrence thereof.

SECTION 9.2 Action if Bankruptcy. If any Event of Default described in clauses (i) through (iv) of Section 9.1(h) shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of the Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand to any Person.

SECTION 9.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (i) through (iv) of Section 9.1(h)) shall occur for any reason,

whether voluntary or involuntary, and be continuing, the Administrative Agent may, and at the direction of the Lenders shall, by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of the Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and the Commitments shall terminate.

SECTION 9.4 Application of Funds. After the exercise of remedies provided for in Section 9.3 (or after the Loans have automatically become immediately due and payable as set forth in Section 9.2), any amounts received by any Lender or the Administrative Agent on account of the Obligations shall be applied in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under the Fee Letter) arising under the Loan Documents and amounts payable under Section 4.3, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans (including interest accruing after the commencement of a proceeding in bankruptcy, insolvency or similar Law, whether or not permitted as a claim under such Law) and amounts payable under Section 3.7, ratably among the Lenders in proportion to the respective amounts described in this clause Third held by them;

Fourth, to payment of that portion of the Obligations constituting accrued and unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

ARTICLE X
MISCELLANEOUS PROVISIONS

SECTION 10.1 Waivers, Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any Subsidiary therefrom, shall be effective unless in writing and signed by the Required Lenders and the Borrower or the applicable Subsidiary, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that:

(a) no such amendment, waiver or consent shall:

(i) extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 9.2) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Article V or a waiver of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(ii) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal (excluding mandatory prepayments or scheduled amortization and related amounts payable in connection therewith), interest, Repayment Premiums, fees or other amounts due to the Lenders (or any of them) without the written consent of each Lender entitled to receive such payment (it being understood that a waiver of any Default or Event of Default (or of any related default interest payable pursuant to Section 3.5) shall not constitute such a postponement);

(iii) reduce the principal of, the rate of interest specified herein on, or any Repayment Premium or any fees or other amounts payable hereunder or under any other Loan Document (including, for the avoidance of doubt, the Exit Fee) in respect of, the Loans without the written consent of each Lender entitled to receive such payment of principal, interest, fees or other amounts (other than any such reduction in connection with a waiver of any Default, Event of Default (including, for the avoidance of doubt, any default interest payable pursuant to Section 3.5), mandatory prepayment, amortization payment or amendment to any financial covenant);

(iv) (x) amend or waive any provision of Section 9.4, or (y) amend or waive any provision providing for the pro rata treatment of the Lenders, in each case, without the written consent of each Lender directly affected thereby;

(v) change any provision of this Section 10.1(a) or the definition of “Required Lenders” without the written consent of all the Lenders;

(vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, or release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Guarantee, in each case, without the written consent of all the Lenders; or

(vii) amend, waive or modify Section 11.6 hereof, without the consent of the Required Lenders; and

(b) unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights, duties, benefits, privileges, protections, indemnities or immunities of the Administrative Agent under this Agreement or any other Loan Document;

provided, however, that, notwithstanding anything to the contrary herein, (i) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (ii) the Required Lenders shall determine whether or not to allow the Borrower or any Guarantor to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except (x) that the Commitments of such Lender may not be increased or extended without the consent of such Lender and (y) for any such amendment, waiver or consent that treats such Defaulting Lender disproportionately and adversely from the other Lenders (other than because of its status as a Defaulting Lender).

Subject to Section 4.7, any payments, fees or other consideration (other than reimbursements for out-of-pocket expenses) received by or on behalf of the Administrative Agent or any of the Lenders in respect of any amendment, waiver or consent under the Loan Documents shall be distributed to the Lenders on a pro rata basis.

SECTION 10.2 Notices; Time.

(a) All notices and other communications provided under any Loan Document shall be in writing or by email and addressed, delivered or transmitted, if to the Borrower, the Administrative Agent or the Lenders, to the applicable Person at its address or email address set forth on Schedule 10.2 hereto, or at such other address or email address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by email, shall be deemed given upon the earlier of (i) confirmation of receipt by the recipient and (y) the opening of business on the next Business Day for the recipient. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York City time.

(b) The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic loan notices) purportedly given by or on behalf of the Borrower or any Guarantor even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower and each Guarantor shall indemnify the Administrative Agent, each Lender and its Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower and each Guarantor; provided that, such indemnity shall not, as to any Person be available to the extent that such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Person. All telephonic notices to and other telephonic communications with the

Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 10.3 Payment of Costs and Expenses. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, on demand all expenses of the Administrative Agent and the Lenders (including the reasonable and documented fees and out-of-pocket expenses of Covington & Burling LLP, counsel to the Administrative Agent and the Lenders, and of local counsel, if any, who may be retained by or on behalf of the Administrative Agent and the Lenders) in connection with:

(a) the negotiation, preparation, execution and delivery of each Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

(b) the filing or recording of any Loan Document (including any financing statements) and all amendments, supplements, amendment and restatements and other modifications to any thereof, searches made following the Closing Date in jurisdictions where financing statements (or other documents evidencing Liens in favor of the Administrative Agent or the Lenders) have been recorded and any and all other documents or instruments of further assurance required to be filed or recorded by the terms of any Loan Document;

(c) the preparation and review of the form of any document or instrument relevant to any Loan Document; and

(d) reasonable legal diligence, consulting and other advice in connection with the Borrower, the Subsidiaries and any of their Related Parties.

The Initial Lenders shall apply the $[***] expense deposit that the Borrower furnished to the Initial Lenders prior to the Closing Date to the documented fees and expenses that are payable or reimbursable in accordance with the foregoing sentence. The Borrower further agrees to pay, and to hold the Administrative Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of each Loan Document, the Loans or the issuance of the Note. Notwithstanding anything to the contrary contained herein, the Borrower shall not be required to reimburse any such amounts in excess of $[***] incurred by the Administrative Agent and the Lenders prior to the Closing Date. The Borrower also agrees to reimburse the Administrative Agent and the Lenders upon demand for all out-of-pocket expenses (including attorneys’ fees and legal expenses of counsel to the Lender) incurred by the Administrative Agent or any Lenders in connection with (x) the negotiation of any restructuring or “work-out” with the Borrower, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

SECTION 10.4 Indemnification; Expenses; and Damage Waiver.

(a) In consideration of the execution and delivery of this Agreement by the Administrative Agent and the Lenders, the Borrower hereby indemnifies, agrees to defend, exonerates and holds the Administrative Agent and each Lender (and any sub-agent thereof) and each Related Party of any of the foregoing Persons (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities, obligations and damages, claims and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable and documented out of pocket attorneys’ and professionals’ fees and disbursements, whether incurred in connection with actions between the parties hereto or the parties hereto and third parties (collectively, the “Indemnified Liabilities”), arising out of or in connection with the Loan Documents, including, without limitation, Indemnified Liabilities arising out of or relating to (i) the entering into and performance of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Administrative Agent or any Lender pursuant to Article V not to fund any Loan), and (ii) any Environmental Liability; provided that, the foregoing indemnity will not, as to any Indemnified Party, apply to losses, claims, damages, liabilities or related expenses to the extent that they have resulted from (A) the willful misconduct or gross negligence of such Indemnified Party (or any of its Related Parties) (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (B) disputes solely among the Indemnified Parties that are not arising out of any act or omission of the Borrower or any Affiliate of the Borrower, other than claims against the Administrative Agent in such capacity. If and to the extent that the foregoing indemnification may be unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. This Section 10.4(a) shall not apply with respect to Taxes other than any Taxes that represent Indemnified Liabilities arising from any non-Tax claim.

(b) Reimbursement and Indemnification by Lenders.

(i) To the extent that the Borrower and the Guarantors for any reason fail to pay any amount required under Section 10.4(a) to be paid by them to the Administrative Agent (or any sub-agent thereof) or any of their respective partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentages (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, further, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), or against any of their respective partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.

(ii) Each Lender shall severally indemnify the Administrative Agent for (a) any Non-Excluded Taxes and Other Taxes attributable to such Lender (including Non-Excluded Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under Section 4.3(a)(i)) (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Non-Excluded Taxes and Other Taxes and without limiting the obligation of the Borrower to do so), and (b) any Taxes other than Non-Excluded Taxes and Other Taxes, in each case, that are levied, imposed or assessed on the Administrative Agent, as well as any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes are correctly or legally asserted by the relevant Governmental Authority. Indemnification for such Taxes actually paid by the Administrative Agent shall be made within ten (10) days after the date the Administrative Agent makes written demand therefor.

(c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, neither the Borrower nor any Subsidiary shall assert, and the Borrower and each Subsidiary hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnified Party referred to in Section 10.4(a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(d) Payments. All amounts due under this Section 10.4 shall be payable not later than ten (10) Business Days after demand therefor.

SECTION 10.5 Survival. The obligations of the Borrower (and with respect to Section 4.3, the Administrative Agent and the Lenders) under Section 4.1, Section 4.2, Section 4.3, Section 10.3 and Section 10.4, shall in each case survive any assignment by the Lender and the occurrence of the Termination Date. The representations and warranties made by the Borrower in each Loan Document shall survive the execution and delivery of such Loan Document. The agreements in this Section 10.5 and the indemnity provisions of Section 10.4(b) shall survive the resignation or replacement of the Administrative Agent, any assignment by any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations. All representations and warranties made by the Borrower or any Subsidiary hereunder and in each other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith, shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on its behalf and notwithstanding that the Administrative Agent or such Lender may have had notice or knowledge of any Default at the time of any borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

SECTION 10.6 Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or other Loan Document affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.7 Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

SECTION 10.8 Execution in Counterparts, Effectiveness, Etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and the Lenders, shall have been received by the Administrative Agent. Delivery of an executed counterpart of a signature page to this Agreement by email (e.g., “pdf” or “tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.9 Governing Law; Entire Agreement. EACH LOAN DOCUMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 10.10 Successors and Assigns.

(a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that, for the avoidance of doubt, any Lender may, at all times, assign or transfer its rights or obligations hereunder to any of its Affiliates in accordance with this Section 10.10; provided, further, that (i) the Borrower may not assign or transfer its rights or obligations hereunder without the consent of the Administrative Agent and each Lender and (ii) no Lender may assign or otherwise transfer any of its rights and obligations hereunder to any Person except (x) to any of its Affiliates or (y) otherwise in accordance with Section 10.10(b). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. No assignment or transfer of any Commitment or Loan shall be effective until receipt and acceptance into the Register by the Administrative Agent of a fully executed Assignment and Assumption effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.10(b). The date of such assignment shall be referred to herein as the “Assignment Effective Date.”

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it); provided that, with respect to any such assignment where the “Assignee” is not an Affiliate of such Lender, such assignment shall be subject to the following conditions:

(i) Assignment and Assumption. Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to the Administrative Agent of an Assignment and Assumption. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date, subject to acceptance and recording thereof in the Register by the Administrative Agent pursuant to Section 10.10(c). In connection with all assignments there shall be delivered to the Borrower and the Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment and Assumption may be required to deliver pursuant to Section 4.3, together with payment to the Administrative Agent of a registration and processing fee of $3,500, which may be waived or reduced at the sole discretion of the Administrative Agent.

(ii) Disqualified Institutions. Except if an Event of Default has occurred, no Lender may assign or transfer its rights or obligations hereunder to any Disqualified Institution.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.10(d), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.3, 10.3 and 10.4 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.

(d) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s office in the United States a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The parties intend that any interest in or with respect to the Loans under this Agreement be treated as being issued and maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code and any United States Treasury Regulations thereunder (and any successor provisions), including without limitation under United States Treasury Regulations Section 5f.103-1(c) and Proposed Regulations Section 1.163-5 (and any successor provisions), and the provisions of this Agreement shall be construed in a manner that gives effect to such intent.

(e) Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Administrative Agent. Any corporation or association into which the Administrative Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Administrative Agent is a party, will be and become the successor to the Administrative Agent under this Agreement and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

SECTION 10.11 Other Transactions. Nothing contained herein shall preclude the Administrative Agent, any Lender or any of its respective Affiliates, from engaging in any transaction, in addition to those contemplated by the Loan Documents, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 10.12 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT, ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OR THE LENDERS’ OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES FOR THE BORROWER SPECIFIED IN SECTION 10.2. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

SECTION 10.13 Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING,

STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR THE BORROWER IN CONNECTION THEREWITH. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THE LOAN DOCUMENTS.

SECTION 10.14 Confidential Information. Subject to the provisions of Section 10.15, at all times prior to the Termination Date, the Receiving Party shall keep confidential and shall not publish or otherwise disclose any Confidential Information furnished to it by the Disclosing Party, except to those of the Receiving Party’s employees, directors, advisors (including, without limitation, financial advisors, accountants, and legal advisors) or consultants who have a need to know such information to assist such Party in the performance of such Party’s obligations or in the exercise of such Party’s rights hereunder and who are subject to reasonable obligations of confidentiality consistent with this Section 10.14 (collectively, “Recipients”). Notwithstanding anything to the contrary set forth herein, (a) any Lender may disclose this Agreement and the terms and conditions hereof and any information related hereto, to (i) its Affiliates, (ii) potential and actual assignees of any of such Lender’s rights hereunder and (iii) potential and actual investors in, or lenders to, such Lender (including, in each of the foregoing cases, such Person’s employees, advisors or consultants); provided that, in each case, unless an Event of Default has occurred and is continuing, each such Recipient shall be subject to reasonable obligations of confidentiality; and (b) upon receiving consent from the Lenders, which consent shall not be unreasonably withheld, delayed or conditioned, the Borrower may disclose this Agreement and the terms and conditions hereof and information related hereto, to potential or actual acquirers or assignees, collaborators and other (sub)licensees, subcontractors, investment bankers, investors, lenders (including, in each of the foregoing cases, such Person’s employees, advisors or consultants who have a need to receive and review such information); provided that, in each case, each such Recipient shall be subject to reasonable obligations of confidentiality. In addition to the foregoing, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the extent (and only to the extent) such disclosure is reasonably necessary in order to comply with applicable Laws (including any securities law or regulation or the rules of a securities exchange) and with judicial process, if in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance, provided that, the Receiving Party (x) will only disclose those portions of the Confidential Information that are necessary or required to be so disclosed, and (y) to the extent legally permissible, will notify the Disclosing Party of the Receiving Party’s intent to make any disclosure pursuant thereto sufficiently prior to making such disclosure so as to allow the Disclosing Party time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed. For the avoidance of doubt, nothing in this Section 10.14 shall prohibit any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority.

SECTION 10.15 Exceptions to Confidentiality. The Receiving Party’s obligations set forth in this Agreement shall not extend to any Confidential Information of the Disclosing Party:

(a) that is or hereafter becomes part of the public domain (other than as a result of a disclosure by the Receiving Party or its Recipients in violation of this Agreement);

(b) that is received from a Third Party without restriction on disclosure and without, to the knowledge of the Receiving Party, breach of any agreement between such Third Party and the Disclosing Party;

(c) that the Receiving Party can demonstrate by competent evidence was already in its possession without any limitation on disclosure prior to its receipt from the Disclosing Party;

(d) that is generally made available to Third Parties by the Disclosing Party without restriction on disclosure; or

(e) that the Receiving Party can demonstrate by competent evidence was independently developed by the Receiving Party without use of or reference to the Confidential Information.

SECTION 10.16 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower and the Guarantors or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 11.1 for the benefit of all the Lenders; provided, however, that, the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 4.5 (subject to the terms of Section 4.4(e)), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower or any Guarantor under any Debtor Relief Law or any proceedings arising out of or in connection with an Insolvency Event; and provided, further, that, if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 11.1 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 4.4(e), any Lender may, with the consent of the Lenders, enforce any rights and remedies available to it and as authorized by the Lenders.

SECTION 10.17 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower or any Guarantor is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its sole discretion) to be repaid to a trustee, receiver, receiver, manager, monitor or any other party, in connection with any proceeding under any Debtor Relief Law, any proceedings arising out of or in connection with an Insolvency Event or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the federal funds rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

SECTION 10.18 Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption or any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

ARTICLE XI
ADMINISTRATIVE AGENT

SECTION 11.1 Appointment and Authority.

(a) Each of the Lenders hereby irrevocably appoints ORBIMED ROYALTY & CREDIT OPPORTUNITIES V, LP to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any Guarantor shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Borrower and the Guarantors to secure any of the Obligations, together with such powers and discretion as are incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 11.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Agreement, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of Article X (including Section 10.4(b)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents and this Article XI as if set forth in full herein with respect thereto.

(c) Each of the Lenders authorizes the Administrative Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Administrative Agent under or in connection with the Loan Documents together with any other incidental rights, powers, authorities and discretions.

SECTION 11.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower, any Guarantor or any Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 11.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that, the Administrative Agent shall not be required to take any action or to exercise any of the rights or powers vested in it by this Agreement at the request or direction of the Lenders, pursuant to the provisions of this Agreement, unless such Lenders shall have offered to the Administrative Agent security or indemnity (satisfactory to the

Administrative Agent in its sole and absolute discretion) against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction, or that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower and any of the Subsidiaries that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Lenders or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. Subject to the proviso in Section 11.3(b), to the extent the Administrative Agent is permitted to take any discretionary action hereunder or under any Loan Document, it shall take such action if instructed in writing to do so by the Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary under the circumstances). The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given in writing to the Administrative Agent by the Borrower, or a Lender.

The Administrative Agent shall have the right to request instructions from the Lenders or, as required, each of the Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary under the circumstances). If the Administrative Agent shall request instructions from the Lenders or each of the Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary under the circumstances), as the case may be, with respect to any act or action (including the failure to act) in connection with this Agreement or any other Loan Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Lenders or such other number or percentage of the Lenders, as the case may be, and the Administrative Agent shall not incur any liability to any Person by reason of so refraining. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall have no liability for any action taken, or errors in judgment made, in good faith by it or any of its officers, employees or agents, unless it shall have been negligent in ascertaining the pertinent facts. The permissive rights of the Administrative Agent to do things enumerated in this Agreement shall not be construed as a duty and, with respect to such permissive rights, the Administrative Agent shall not be answerable in respect thereof other than for its gross negligence or willful misconduct. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder.

Neither the Administrative Agent nor any of its directors, officers, employees, agents or Affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Borrower or any Guarantor, or any of their directors, members, officers, agents, Affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Administrative Agent may assume performance by all such Persons of their respective obligations. The Administrative Agent shall have no enforcement or notification obligations relating to breaches of representations or warranties of any other Person.

The Administrative Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future Law or regulation or Governmental Authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

SECTION 11.4 Reliance by the Administrative Agent.

(a) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower or the Subsidiaries), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(b) Reliance by the Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic loan notices) purportedly given by or on behalf of the Borrower or any of the Guarantors even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower and the Guarantors shall indemnify the Administrative Agent, each Lender and their respective partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower or any Guarantor; provided that, such indemnity shall not, as to any Person be available to the extent that such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Person. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 11.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives. The rights, benefits and privileges (including the exculpatory and indemnification provisions) of Article X and this Article XI shall apply to any such sub-agent and to the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Borrower, the Guarantors and the Lenders, (ii) any modification to such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be effective as against such sub-agent without its written consent thereto, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to the Borrower or any Guarantor, Lender or any other Person and none of the Borrower, the Guarantors, the Lenders or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such subagent.

SECTION 11.6 Resignation or Removal of the Administrative Agent. The Administrative Agent may resign as the Administrative Agent at any time by giving thirty (30) days advance notice thereof to the Lenders and the Borrower and, thereafter, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. Upon any such resignation, the

Lenders shall have the right to appoint a successor Administrative Agent. No less than thirty (30) days following the delivery of such written notice, the Lenders shall have the right with the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed; provided that, no consent of the Borrower shall be required if an Event of Default has occurred and is continuing) to appoint a successor Administrative Agent, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, with whom the Lenders shall be dealing on an arm’s length basis. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent. After any retiring Administrative Agent’s resignation hereunder as the Administrative Agent or upon a removal of the Administrative Agent upon the written request of the Lenders, the provisions of this Section 11.6 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent. If no successor has accepted appointment as the Administrative Agent by the date which is thirty (30) days following delivery of written notice of resignation or removal, the retiring Administrative Agent’s resignation or removal shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Lenders appoint a successor agent as provided for above. For the avoidance of doubt, unless an Event of Default has occurred and is continuing, in no event shall any such successor Administrative Agent be a Defaulting Lender or Disqualified Institution.

SECTION 11.7 Non-Reliance on the Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 11.8 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any Guarantor, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 10.4) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, receiver-manager, monitor, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.4.

In addition, the Lenders hereby irrevocably authorize the Administrative Agent, based upon the written instruction of the Required Lenders, to (a) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Debtor Relief Laws, including under Section 363 of the Bankruptcy Code of the United States or any similar laws in any other jurisdictions to which the Borrower or any Guarantor is subject, or (b) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Lenders shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of the Administrative Agent to credit bid and purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of the Administrative Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Lenders whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the Capital Securities of the acquisition vehicle or vehicles that are used to consummate such purchase). Except as provided above and otherwise expressly provided for herein or in the other Loan Documents, the Administrative Agent will not execute or deliver a release of any Lien on any Collateral. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to, and in accordance with, this Section. Each Secured Party whose Obligations are credit bid under this Section shall be entitled to receive interests in the Collateral or any other asset acquired in connection with such credit bid (or in the Capital Securities of the acquisition vehicle or vehicles that are used to consummate such acquisition) on a ratable basis in accordance with the percentage obtained by dividing (y) the amount of Obligations of such Secured Party that were credit bid in such credit bid by (z) the aggregate amount of all Obligations that were credit bid in such credit bid.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 11.9 Collateral and Guarantee Matters. The Lenders irrevocably authorize the Administrative Agent:

(a) to release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon the Termination Date, (ii) that is sold or otherwise disposed of to a Person that is not the Borrower or any Guarantor as part of or in connection with any sale or other Disposition permitted hereunder and under the other Loan Documents or any Casualty Event, or (iii) owned by a Guarantor upon release of such Guarantor from its obligations under its Guarantee pursuant to Section 11.9(b) or (iv) as approved in accordance with Section 10.1; and

(b) to release any Guarantor from its obligations under the Guarantee (i) upon the Termination Date or (ii) if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guarantee, pursuant to this Section 11.9.

In the event that any Collateral shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Collateral, the Administrative Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Administrative Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

The Administrative Agent shall have no obligation to give, execute, deliver, file, record, authorize or obtain any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to (i) create, preserve, perfect or validate any security interest granted to the Administrative Agent pursuant to the Loan Documents or (ii) enable the Administrative Agent to exercise and enforce its rights under the Loan Documents with respect to any such pledge and security interest. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by the Borrower or any Guarantor in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 11.10 Erroneous Payments.

(a) If the Administrative Agent notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”), that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 11.10 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the federal funds rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, or any Person who has received funds on behalf of a Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error or mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.10(b)(ii).

(c) Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any Guarantor; provided that, this Section 11.10 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that, for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any Guarantor for the purpose of making such Erroneous Payment.

(e) To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(f) Each party’s obligations, agreements and waivers under this Section 11.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the

Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

INTELLIA THERAPEUTICS, INC., as the Borrower

By: /s/ Edward Dulac III
Name: Edward Dulac III
Title: Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to Credit Agreement

ORBIMED ROYALTY & CREDIT OPPORTUNITIES IV, LP, as an Initial Lender By: OrbiMed ROF IV LLC, its General Partner By: OrbiMed Advisors LLC, its Managing Member

By: /s/ Matthew Rizzo
Name: Matthew Rizzo
Title: Member

ORBIMED ROYALTY & CREDIT OPPORTUNITIES V, LP, as the Initial Lender By: OrbiMed ROF V, LP, its General Partner By: OrbiMed ROF V LLC, its General Partner By: OrbiMed Advisors LLC, its Managing Member

By: /s/ Matthew Rizzo
Name: Matthew Rizzo
Title: Member

Signature Page to Credit Agreement

ORBIMED ROYALTY & CREDIT OPPORTUNITIES V, LP,
as the Administrative Agent

By: OrbiMed ROF V, LP,

        its General Partner

By: OrbiMed ROF V LLC,

       its General Partner

By: OrbiMed Advisors LLC,

       its Managing Member

By: /s/ Matthew Rizzo
Name: Matthew Rizzo
Title: Member

Signature Page to Credit Agreement